                                                                    EXHIBIT 10.8

================================================================================
                           BAY COLONY CORPORATE CENTER
================================================================================
                                950 Winter Street
                             Waltham, Massachusetts

                                 REFERENCE DATA
                                 --------------

LANDLORD:             Desmond Taljaard and Howard Friedman, Trustees of London &
                      Leeds NDAI Bay Colony I Realty Trust

LANDLORD'S ADDRESS:   c/o London & Leeds Development Corporation
                      One Wall Street Court
                      New York, NY 10005

Copies to:            I. Aaron Cohen, P.C.
                      c/o Kassler & Feuer, P.C.
                      101 Arch Street
                      Boston, MA 02110

                           and

                      Thomas Collins, Esquire
                      c/o London & Leeds Development Corporation
                      One Wall Street Court
                      New York, NY 10005

LANDLORD'S
REPRESENTATIVE:       Howard Friedman and John O'Neil, III
                      c/o London & Leeds Development Corporation
                      1000 Winter Street
                      Waltham, MA 02154

TENANT: Leasecomm Corporation, a Massachusetts corporation; and Boyle Leasing Technologies, Inc., a Massachusetts corporation, jointly and severally

TENANT'S ADDRESS:     950 Winter Street, Waltham, MA 02154

INITIAL TERM:         60 months (plus, if the commencement date is a day other
                      than the first day of a calendar month, the partial month between the commencement date and the last day of the calendar month in which the commencement date occurs, inclusive)

SIZE OF SPACE:        17,039 square feet

BASIC RENT: (a) For the partial calendar month (if any) between the Commencement Date and the first day of the first full calendar month during the Term - $417,455.50, multiplied by a fraction whose numerator is the number of days in the partial calendar month and whose denominator is 365.

                      (b) For the 1st full calendar month during the Term - $0.

                      (c) For the 2nd through 4th full calendar months during the Term - at the rate of $70,217.00 per annum (i.e. $5851.42 per month).

                      (d) For the 5th through 12th full calendar months during the Term - at the rate of $392,955.50 per annum (i.e. $32,746.29 per month).

                      (e) For the remainder of the Term - at the rate of $417,455.50 per annum (i.e. $34,787.96 per month, and proportionately at such rate for any partial month).

                              STANDARD OFFICE LEASE

                                950 WINTER STREET

                           BAY COLONY CORPORATE CENTER

                             WALTHAM, MASSACHUSETTS

                             << TABLE OF CONTENTS >>

                                  C a p t i o n

Article
Number

I.     BASIC LEASE PROVISIONS...................................................
II.    PREMISES AND APPURTENANT RIGHTS..........................................
III.   BASIC RENT; TENANT'S ELECTRICAL CHARGE...................................
IV.    TERM OF LEASE............................................................
V.     REAL ESTATE TAXES........................................................
VI.    OPERATING EXPENSES.......................................................
VII.   USE OF PREMISES..........................................................
VIII.  ASSIGNMENT AND SUBLETTING................................................
IX.    RESPONSIBILITY FOR REPAIRS AND CONDITION OF
       PREMISES; SERVICES TO BE FURNISHED BY LANDLORD...........................
X.     INDEMNITY AND INSURANCE..................................................
XI.    LANDLORD'S ACCESS TO PREMISES............................................
XII.   FIRE, EMINENT DOMAIN, ETC................................................
XIII.  DEFAULT..................................................................
XIV.   MISCELLANEOUS PROVISIONS

       14.1   Extra Hazardous Use
       14.2   Waiver
       14.3   Covenant of Quiet Enjoyment
       14.4   Landlord's Liability
       14.5   Rules and Regulations
       14.6   Additional Charges
       14.7   Invalidity of Particular Provisions
       14.8   Provisions Binding, Etc.
       14.9   Recording
       14.10  Notices
       14.11  When Lease Becomes Binding
       14.12  Paragraph Headings
       14.13  Subordination; Attornment
       14.14  Assignment of Rents and Transfer of Title
       14.15  Status Report
       14.16  Remedying Defaults
       14.17  Holding Over
       14.18  Waiver of Subrogation
       14.19  Surrender of Premises

       14.20  Brokerage
       14.21  [INTENTIONALLY OMITTED]
       14.22  Waiver of Jury Trial
       14.23  Governing Law
       14.24  [INTENTIONALLY OMITTED]
       14.25  Termination of the Existing Lease
       14.26  Landlord's Contribution toward Tenant's Relocation Expenses
       14.27  Tenant's Option to Extend
       14.28  Tenant's Right of First Offer

{EXHIBITS}.   The Exhibits  listed below are  incorporated in this Lease by reference and are to be construed as part of this Lease.

              Exhibit A:  Plan(s) Showing Leased Premises
              Exhibit B:  Rules and Regulations
              Exhibit C:  Tenant's Floor Plans
              Exhibit D:  Building Standard Tenant Improvements
              Exhibit E:  Building Services
              Exhibit F:  Description of Land
              Exhibit G:  Description of Office Park
              Exhibit H:  Offer Space

                                    L E A S E

     THIS INSTRUMENT IS A LEASE, dated as of April 14, 1994, in which Landlord and Tenant are the parties hereafter named, and which relates to space in a building (the "Building") known as 950 Winter Street, located in Bay Colony Corporate Center, Waltham, Massachusetts. The parties to this instrument hereby agree as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS
                             ----------------------

     1.1 INTRODUCTION. Each reference in this Lease to any of the following subjects referred to in Section 1.2 or 1.3 shall be construed to incorporate the data stated for that subject in this Article.

     1.2   BASIC DATA.

           Landlord:                  Desmond Taljaard and Howard Friedman,
                                      Trustees of London & Leeds NDAI Bay
                                      Colony I Realty Trust

           Landlord's Address:        c/o London & Leeds Development Corporation
                                      One Wall Street Court
                                      New York, NY 10005

                                      Attention:Desmond Taljaard

           with a copy to:            I. Aaron Cohen, P.C.
                                      c/o Kassler & Feuer, P.C.
                                      101 Arch Street
                                      Boston, MA 02110

                                                and

                                      Thomas Collins, Esquire
                                      c/o London & Leeds Development Corporation
                                      One Wall Street Court
                                      New York, NY 10005

           Tenant: Leasecomm Corporation, a Massachusetts corporation; and Boyle Leasing Technologies, Inc., a Massachusetts corporation, jointly and severally

           Tenant's
           Original Address:          281 Winter Street, Suite 311,
                                      Waltham, MA 02154

           Building
           Rentable Area:             274,628 square feet

           Tenant's
           Rentable Area:             17,039 square feet

           Leased Premises
           or Premises:               See Exhibit A

           Anticipated Term
           Commencement Date:         July 1, 1994

           Initial Term:              60 months
           Option to Extend:          One (1) period of five (5) years

           Basic Rent:                (a) For the partial calendar month (if
                                      any) between the Commencement Date and the first day of the first full calendar month during the Term - $417,455.50, multiplied by a fraction whose numerator is the number of days in the partial calendar month and whose denominator is 365.

                                      (b) For the 1st full calendar month during the Term - $0.

                                      (c) For the 2nd through 4th full calendar months during the Term at the rate of $70,217.00 per annum (i.e. $5851.42 per month).

                                      (d) For the 5th through 12th full calendar months during the Term - at the rate of $392,955.50 per annum (i.e. $32,746.29 per month).

                                      (e) For the remainder of the Term - at the rate of $417,455.50 per annum (i.e. $34,787.96 per month, and proportionately at such rate for any partial month).

           Operating Expense Base:    Operating Expenses incurred on account of
                                      calendar 1994

           Tax Base:                  Taxes incurred on account of calendar 1994

           Tenant's Tax and
           Operating Percentage:      6.204% (See Section 5.1.)

           Tenant's Electrical
           Charge:                    $14,483.15 per annum
                                      ($0.85 per rentable sq. ft.)

           Security Deposit:          None

           Landlord's Maximum
           Contribution toward Tenant's
           Moving Expenses:              $17,039.00

           Public Liability Insurance:   combined single limit for bodily
                                         insurance and property damage of
                                         $3,000,000.00.

           Permitted Uses:               administrative offices, clerical
                                         offices and statistical offices.

           Broker(s):                    Fallon, Hines & O'Connor; and RSI
                                         Properties

           Construction Representatives:

                     For Landlord:       Rustom Cowasjee

                     For Tenant:         Richard Latour

     1.3   ADDITIONAL DEFINITIONS.

     Building: The building erected on the Land, and all alterations and additions thereto and replacements thereof.

     Business Days: All days except Sundays and legal holidays.

     Commencement Date: As defined in Section 4.1.

     Common Property: All of the land and improvements in the Office Park, as from time to time constituted (including land owned by any entity affiliated with Landlord), which is used or enjoyed by, or made available to, Tenant and other lessees of the Office Park for access, parking or other purposes. The term Common Property shall include all retention ponds, drainage facilities, electric substations, utility lines, pumping stations and other facilities and structures which serve the Building and other buildings in the Office Park; provided, however, that Common Property shall not include (a) any office building located in the Office Park except the Building, (b) land reserved exclusively to provide parking or other amenities for other buildings within the Office Park and (c) property reserved for future development (or under construction) by Landlord, except to the extent the same is reserved for, made available to or used by all lessees of the Office Park.

     Default Rate: As defined in Section 14.16.

     Escalation Charges: The amounts prescribed in Sections 5.1, 5.2 and 6.2 plus Tenant's Electrical Charge.

     Existing Lease Termination Date: As defined in Section 14.25.

     Land: The lot or parcel of land on which the Building is located as more particularly set forth on Exhibit F, subject to adjustments of the Lot boundaries from time to time.

     Landlord's Work: As defined in Section 4.2.

     Leased Premises or Premises: A portion of the Building as shown on Exhibit A annexed hereto.

     Office Park: Bay Colony Corporate Center, which includes all of the land described in Exhibit G (subject to adjustments of the boundaries thereof and/or the boundaries of each lot thereof) plus such additional land as may be added thereto from time to time.

     Operating Expenses: As determined in accordance with Section 6.1.

     Property: The Building and the Land.

     Taxes: As determined in accordance with Section 5.1.

     Tax Year: As defined in Section 5.1.

     Tenant's Floor Plans: As defined in Section 4.2.

     Tenant's Plans: As defined in Section 4.2.

     Tenant's Removable Property: As defined in Section 7.2.

     Term of this Lease: The Initial Term and any proper extension thereof exercised in accordance with the provisions of this Lease. The Initial Term shall commence on the Commencement Date and expire at the close of the day on which the Initial Term ends, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month in which the end of the Initial Term shall fall.

                                   ARTICLE II

                         PREMISES AND APPURTENANT RIGHTS
                         -------------------------------

     2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises and all appurtenant areas.

     2.2   APPURTENANT RIGHTS AND RESERVATIONS.

     (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to the rules and regulations from time to time established by Landlord pursuant to Section 14.5 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

     (b) Tenant shall have, as appurtenant to the Premises, the nonexclusive right, in common with others entitled thereto, to use the portions of the Land in such other locations thereon as are designated from time to time by Landlord, for parking by its customers, employees, suppliers and visitors. Landlord reserves the right from time to time, and at Landlord's sole discretion, to alter or redesign the parking area, to temporarily close portions of the parking area and/or to relocate the ingress and egress to and from the parking area and Building provided, however, that Landlord will use reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises. Tenant and its employees shall also have the right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide.

     (c) Tenant shall also have, as appurtenant to the Premises, the non-exclusive right, in common with others entitled thereto from time to time, subject to such regulations as Landlord shall from time to time impose, to use the roads of the Office Park located within the Common Property for access to the Property and the Premises.

     (d) Excepted and excluded from the Premises are exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts; but the entry doors to the Premises are a part thereof. Landlord reserves the right from time to time (a) to install, use, maintain, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. However, with respect to any such activities within the Premises, Landlord shall act diligently to minimize interference with Tenant's activities, so as to assure that there will be no material interference with Tenant's use and enjoyment of the Premises. Landlord reserves the exclusive use of all fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises which serve exclusively or in common other parts of the Building.

                                   ARTICLE III

                     BASIC RENT; TENANT'S ELECTRICAL CHARGE
                     --------------------------------------

     3.1   BASIC RENT.

     (a) Tenant agrees to pay to Landlord, or as directed by Landlord, without offset, abatement (except as provided in Section 12.1), deduction or demand, Basic Rent and Tenant's Electrical Charge. Basic Rent and Tenant's Electrical Charge shall be payable in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Address, or at such other place as Landlord shall from time to time designate by notice. Basic Rent and Tenant's Electrical Charge for any partial month shall be prorated on a daily basis.

     (b) On the Commencement Date, Tenant shall pay to Landlord Tenant's Electrical Charge for the first full calendar month of the Term, along with Tenant's Electrical Charge and Basic Rent (in the amount specified in
Section 1.2) for the partial calendar month (if any) between the Commencement Date and the first day of the first full calendar month during the Term. Beginning with the first day of the second full calendar month during the Term, and on the first day of each succeeding calendar month during the Term, Tenant shall pay to Landlord Basic Rent and Tenant's Electrical Charge, in the amounts specified in Section 1.2, above.

     (c) In addition to any charges pursuant to Section 14.16, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment or Escalation Charge not paid when due (unless such late charge is prohibited by any applicable law); provided, however, that on the first two occasions during any twelve month period during which any Basic Rent payment or Escalation Charge is not paid when due, such late charge shall be payable only if such payment is not made within ten (10) days after Tenant receives notice that such payment was not made when due.

                                   ARTICLE IV

                                  TERM OF LEASE
                                  -------------

     4.1 COMMENCEMENT DATE. The Commencement Date shall be the earlier of (a) that date on which the Premises are ready for occupancy as provided in
Section 4.3, and (b) that date on which Tenant commences occupancy for the Permitted Uses. However, if the Premises are ready for occupancy prior to July 1, 1994, then the Commencement Date shall be the earlier of (a) July 1, 1994 and (b) that date on which Tenant commences occupancy for the Permitted Uses.

     4.2 TENANT'S PLANS. As used herein, "Tenant's Floor Plans" shall mean the plans for the Premises specified on Exhibit C, annexed (including, without limitation, frosting of glass and installation of a wood rail at the windows from the Premises into the Building's central atrium); "Tenant's Plans" shall mean architectural plans and working drawings for the preparation of the Premises, based upon Tenant's Floor Plans and. incorporating the Building Standard Tenant Improvements specified on Exhibit D, annexed; and "Landlord's Work" shall mean the work shown on Tenant's Plans. Following the Existing Lease Termination Date (as defined in Section 14.25, below), Landlord shall, at its sole cost and expense, prepare Tenant's Plans. Within seven (7) business days after Tenant's receipt of Tenant's Plans, Tenant shall either approve Tenant's Plans or notify Landlord of any respect(s) in which Tenant requests that Tenant's Plans be modified. (Tenant's failure to respond prior to the expiration of such seven (7) business day period shall be deemed to constitute approval of Tenant's Plans as submitted by Landlord.) Promptly following Tenant's approval of Tenant's Plans (which approval shall not be unreasonably withheld or delayed), Landlord shall, at its sole cost and expense, undertake Landlord's Work.

     If, during the course of Landlord's Work, Tenant shall request a change in Tenant's Plans, Landlord shall notify Tenant of the anticipated increase (if any) in Landlord's costs resulting from such change. (The increase in Landlord's Costs resulting from such change shall be comprised of the actual increase in out-of-pocket costs and expenses incurred by Landlord as a result of such change, plus an additional charge of ten (10%) percent of such increased out-of-pocket costs and expenses, serving as reimbursement to Landlord for additional administrative costs and supervisory fees arising on account of such change.) If Tenant shall thereafter authorize such change, then, incident to the delivery of such authorization, Tenant shall deliver to Landlord a payment in the amount of the anticipated increase in Landlord's costs. At such time as Landlord's Work has been completed, a final determination of the actual increase in Landlord's costs resulting from changes in Tenant's Plans during the course of Landlord's Work will be made and additional payment by Tenant to Landlord or reimbursement by Landlord to Tenant will be made, as appropriate, so that Tenant will be required to pay the actual amount of the increase in Landlord's costs.

     4.3   LANDLORD'S AND TENANT'S WORK; DELAYS.

     (a) Tenant hereby agrees that the initial installation of improvements to the Premises will be performed by Landlord's general contractor. Landlord agrees to use due diligence to complete the work described in Tenant's Plans on or before the Anticipated Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with plans and specifications for the Building or which are not approved by Landlord's architect or which do not comply with applicable laws, ordinances or codes. In case of delays due to governmental regulation, unusual scarcity or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control, the Anticipated Term Commencement Date shall be extended for the period of such delays. The Premises shall be deemed ready for occupancy when (i) the work described in Tenant's Plans, together with the common facilities for access and services to the Premises, has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list items"), and (ii) Tenant has received Landlord's certificate of the completion of the Premises in accordance with clause (i) of this sentence. Landlord shall complete as soon as conditions practicably permit all items of work excepted by said clause (i) and Tenant shall cooperate reasonably with Landlord so as to avoid unreasonable interference with such completion.

           Prior to the Commencement Date, Landlord shall permit Tenant access for installing furnishings in portions of the Premises when it can be done without material interference with remaining work. In connection with such access, Tenant covenants (i) to cease promptly upon request by Landlord any activity or work during any period which, in Landlord's judgment, shall interfere with or delay Landlord's prosecution or completion of Landlord's Work at the earliest possible date, (ii) that Tenant shall comply promptly with all procedures and regulations prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work in the Premises or the Building, (iii) that such access shall be at the sole risk of Tenant and shall be deemed to be a license, (iv) that Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from, or claimed to arise from or out of the performance of any work by or on behalf of Tenant in the Building or the Premises, or which may arise by reason of any matter collateral thereto, and from and against any and all claims arising from, or claimed to arise from, any negligence, act or failure to act of Tenant, its contractors, decorators, servants, agents or employees or for any other reason whatsoever arising out of Tenant's access to or being in the Premises or in connection with Tenant's work, (v) that Tenant shall not employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers employed by Tenant, Landlord or others, or would in any way disturb, interfere with or delay any work being performed by Landlord or any other tenant or their respective contractors, and (vi) to pay any loss or additional expense caused to Landlord by any delay in the completion of Landlord's Work resulting from Tenant's access and Tenant's work. Such access by Tenant shall be deemed to be pursuant to all the provisions of this Lease and Tenant shall comply therewith, except that the obligation to pay rent shall not commence until the Commencement Date. No material or equipment shall be incorporated in the Premises in connection with the making of such installations which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever, or subject to any conditional sale or other similar or dissimilar title retention agreement. If Tenant fails to comply with any of the foregoing obligations, then, in addition to all other rights and remedies hereunder, Landlord may by notice to Tenant require Tenant to cease the performance of such activity and Tenant's work until Landlord's Work has been completed.

     (b) Tenant agrees that if the Premises would have been ready for occupancy at an earlier date but for Tenant's Delay (as hereinafter defined), then, for the purposes of subparagraphs 4.3(a) and 4.3(c), the Premises shall be deemed to have been ready for occupancy on the date on which the Premises would have been ready for occupancy if such delay(s) had not occurred. As used herein, the term "Tenant's Delay" means any delay in the completion of Landlord's Work resulting from:

           (i) Tenant's request for changes in Tenant's Plans subsequent to the original approval of Tenant's Plans;

           (ii) Tenant's failure to approve Tenant's Plans and authorize Landlord to proceed within the time required in Section 4.2, above;

           (iii) Tenant's request for materials, finishes or installations other than Building Standard Tenant Improvements (and those above building standard improvements (if any) which are expressly set forth on Tenant's Floor Plans);

           (iv) The performance or delay by a person, firm or corporation employed by Tenant and/or the completion or delay of the work of said person, firm or corporation;

           (v) Any change by Tenant in any air conditioning requirement, or in any information furnished by Tenant;

           (vi) The fact that work other than Building Standard Tenant Improvements (and those above building standard improvements (if any) which are expressly set forth on Tenant's Floor Plans) requires lead time to obtain particular materials or parts or additional time to perform in excess of the time required for the corresponding Building Standard Tenant Improvements (and those above building standard improvements (if any) which are expressly set forth on Tenant's Floor Plans);

           (vii) Installation of Tenant's telephone and/or communications systems;

           (viii) Any direction by Tenant that Landlord delay in proceeding with a segment of Landlord's Work in anticipation of a possible change or for any other reason; or

           (ix) Any other act or omission of Tenant, its agents, employees, contractors or subcontractors.

     (c) If Landlord shall be unable to give possession of the Premises on the Anticipated Term Commencement Date because the Premises are not completed and ready for occupancy, or if the previous occupant of the Premises has not yet vacated the Premises, or if repairs, improvements or decorations of the Premises or of the Building are not completed, Landlord shall not be subject to any liability for failure to give possession on said date (nor shall such failure affect the validity of this Lease), except as expressly provided in the remaining provisions of this subparagraph (c). If, however, the Premises are not completed and ready for occupancy within five (5) days following the Anticipated Term Commencement Date, then, for each day between the Anticipated Term Commencement Date and the date on which the Premises are completed and ready for occupancy, Landlord shall grant to Tenant a credit toward Tenant's rental an other monetary obligations hereunder, in the amount of $2,287.43. If the Premises are not completed and ready for occupancy within sixty (60) days following the Anticipated Term Commencement Date, then, as Tenant's sole remedy on account thereof, Tenant shall have the right to terminate this Lease. Such right shall be exercised (if at all) by notice to Landlord not later than the date on which the Premises are completed and ready for occupancy. If Tenant exercises such right, then this Lease shall terminate and be of no further force and effect, and neither of the parties hereto shall have any further rights or obligations hereunder.

     (d) All of Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall, at Landlord's option, be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. If Landlord shall require that Tenant retain Landlord's contractor, Landlord's contractor shall provide its services at costs reasonably comparable to the charges imposed by other reputable contractors in the Metropolitan Boston area; and Landlord shall provide supervisory services (for which Tenant shall pay to Landlord a reasonable supervisory fee, except that Landlord shall not be entitled to receive a supervisory fee in connection with Landlord's initial improvements to the Premises, as provided in subsection 4.3(a), above). If Landlord shall not require that Tenant retain Landlord's contractor, Landlord shall not unreasonably withhold or delay its approval of contractors and workmen chosen by Tenant. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all of its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than, with respect to public liability insurance, the amount specified in Section 1.2 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord, to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and materials. Upon completion of any work done on the Premises by Tenant, its agents, employees or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialman, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     4.4 WORKMANSHIP AND APPROVAL. Prior to the date on which Tenant commences occupancy of the Premises for the Permitted Uses, Landlord and Tenant shall conduct a "joint walk through" in the Premises, for the purpose of determining any items of Landlord's Work which are then uncompleted or do not conform to Tenant's Plans. Following such joint walk through, Landlord's Work shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted or do not conform to the drawings and specifications referred to in Section 4.2 and as to which, in either case, Tenant. shall have given notice to Landlord prior to such date. However, with respect to latent defects (that is, defects in the completion of Landlord's Work which could not be discovered through a careful visual inspection of the Premises), the work required of Landlord pursuant to this Article IV shall be deemed approved by Tenant except for items as to which Tenant shall have given notice to Landlord within six (6) months following the date on which Tenant commences occupancy of the Premises for the Permitted Uses.

     4.5 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, regulations and orders of governmental authority and insurers of the Property. Each party may inspect the work of the other at reasonable times (and without causing interference with on-going construction activities) and shall promptly give notice of observed defects. Each party authorizes the other to rely, in connection with design and construction, upon approval and other actions on the party's behalf by the Construction Representative of the party, if any, named in
Article I or any person named in substitution or addition by notice to the party relying.

     4.6 CHANGES IN THE OFFICE PARK. Landlord expressly reserves the right to change the layout, design and plans for the Office Park and the Common Property at any time and to add to or reduce the size of the Land; provided that no change in the size of the Land may result in a permanent material adverse effect upon the Building or the parking areas, streets or sidewalks serving the Building; and provided further that any change in the size of the Land which results in a temporary adverse effect upon the Building or the parking areas, streets or sidewalks serving the Building shall be deemed to constitute an interruption of services which Landlord is required to supply hereunder, and shall be governed by the provisions of Section 9.8 below. Landlord hereby expressly reserves the right to dedicate the roads within the Office Park for public use.

                                    ARTICLE V

                                REAL ESTATE TAXES
                                -----------------

     5.1   PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES.

     (a) For the purpose of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter occurring wholly or partially during the Term, and the term "Taxes" shall mean all taxes and special assessments of every kind and nature assessed by any governmental authority upon or against the Land and/or the Building and/or the Property or any part thereof, or payments in lieu thereof, or which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Land and/or the Building and/or the Property and reasonable expenses of any proceedings for abatement of Taxes. "Taxes" shall also include, if any, such portion of any taxes and special assessments assessed against the remainder of the Office Park as may be allocated to Landlord as owner of the Land and/or the Building and/or the Property, pursuant to any joint operating agreement or other similar arrangement between Landlord and the owner(s) of the remaining portions of the Office Park (Landlord agreeing hereby that such allocation shall be made in good faith, in a fair manner). The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from Taxes (i) any federal, state or local income, profit, franchise, privilege, capital levy, excise, inheritance, estate, succession, gift, deed, conveyance or transfer taxes, and (ii) so long as Tenant has satisfied its obligations under this
Article V on a timely basis, any penalties or interest resulting from the late payment of Taxes; provided, however, that if at any time during the Term the present system of ad valorem tax on real property shall be changed so that, in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed to Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such capital levy or taxes shall be included within the term "Taxes", but only to the extent that the same would be payable if the Property were the only property of Landlord.

     (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than the Tax Base, Tenant shall pay to Landlord, as an Escalation Charge, an amount (the "Tax Excess") equal to the excess of Taxes over the Tax Base multiplied by Tenant's Tax and Operating Percentage, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term ends.

     (c) Payment of Tenant's Tax Excess shall be made to Landlord within thirty (30) days from the date Landlord shall give written notice to Tenant that, based upon a bill received for Taxes (or partial Taxes), or other form of notice received from any governmental authority responsible for Taxes, there is due from Tenant any Tax Excess (which collection notice shall set forth the manner of computation of any Tax Excess due from Tenant). At Landlord's election, simultaneously with Tenant's monthly payments of Basic Rent, Tenant shall remit to Landlord one-twelfth of Landlord's estimate of the Tax Excess for the then-current Tax Year. If the total of such monthly remittances is greater than the Tax Excess for such Tax Year, Landlord shall credit the difference against the next installment of Tax Excess due to Landlord hereunder (except, that, upon Tenant's request, and so long as Tenant is not then in default in the performance of its obligations hereunder, Landlord shall pay such excess directly to Tenant, in cash); and if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference at the time any Tax Excess becomes due and payable as hereinabove provided.

     (d) If Landlord shall receive any refund of Taxes as to which Tenant has paid Tax Excess, Tenant shall be entitled to receive a refund from Landlord in an amount equal to the smaller of (i) the amount of Tax Excess paid by Tenant with respect to the Tax Year as to which the refund was obtained by Landlord and
(ii) Tenant's Tax and Operating Percentage multiplied by the amount (if any) by which the amount of the refund received by Landlord exceeds the costs and expenses incurred by Landlord in obtaining such refund.

     5.2 ALTERNATE TAXES. If some method of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

     5.3 PERSONAL PROPERTY TAXES. Tenant shall pay, promptly when due, all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

                                   ARTICLE VI

                               OPERATING EXPENSES
                               ------------------

     6.1 DEFINITIONS. For the purpose of this Article, the following terms shall have the following respective meanings:

     Operating Year: Each calendar year in which any part of the Term shall fall.

     Operating Expenses: All costs and expenses incurred with respect to the operation, administration, cleaning, repair, management, maintenance and upkeep of (i) the Property and (ii) the Common Property (including the amount (if any) of any Operating Expenses incurred by other parties with respect to the remainder of the Office Park and allocated to Landlord as owner of the Land and/or the Building and/or the Property (Landlord agreeing hereby that such allocation shall be made in good faith, in a fair manner)), including without limiting the generality of the foregoing:

     (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord engaged in security, operation, management and maintenance of the Property and the Common Property, exclusive, however, of the allocable share of all management personnel expenses not related to the operation, maintenance or upkeep of the Property and the Common Property;

     (b) all utilities and other costs related to provision of heat (including oil and/or gas), air-conditioning, lighting, and water (including sewer charges) and other utilities (other than electrical service, for which provision is made elsewhere in this Lease) to the Property and the Common Property;

     (c) all out-of-pocket costs, including, without limitation, material and equipment costs, for cleaning, maintenance, replacement, reasonable repair and upkeep of the Property (including without limitation window cleaning of the Building) and/or the Common Property, and of all parking areas, roads and landscaping located on the Property and the Common Property;

     (d) all costs of any insurance carried by Landlord relating to the Property and/or the Common Property;

     (e) all out-of-pocket costs of operating and maintaining the Property and/or the Common Property in good working order, appearance and condition (including, but not limited to, snow removal, security, operation and repair of heating and air-conditioning equipment, elevators, and any other common Building equipment or system), as well as the cost of all repairs and replacements other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or others;

     (f) all legal, accounting, management and other fees and charges directly related to the operation, management and administration of the Property and the Common Property (including any management fee charged by Landlord for its services in connection with the operation, management and administration of the Property; provided, however, that such management fee shall be included in Operating Expenses only to the extent that such management fee does not exceed the management fee then being charged by reputable third-party management agents in the metropolitan Boston area for providing similar services);

     (g) all costs for electricity supplied to the Property and/or the Common Property after deducting (i) Tenant's Electrical Charge paid by Tenant for such period and (ii) all payments of electricity charges from other tenants in the Property for such period which are separately stated in such other tenant leases as "Tenant's Electrical Charge". The cost of electricity supplied to Tenant and to other tenants of the Building which is separately metered shall not be included in Operating Expenses (but, in such case, the Operating Expense Base shall be reduced as and to the extent such Operating Expense includes sums attributable to the electricity being metered);

     (h) all costs of disposal of refuse from the Property and/or the Common Property;

     (i) all license, permit and inspection fees relating to the Property, the Common Property or any part thereof;

     (j)   (INTENTIONALLY OMITTED.);

     (k) if, during the Term, Landlord shall add or replace a capital item other than as provided in subparagraph (ix) of the next succeeding paragraph hereof, there shall be included in Operating Expenses for that and each succeeding calendar year the amount of the annual charge-off (determined as hereinafter provided) of such capital expenditure together with interest at an annual rate equal to 2% over the "prime rate" of Bank of Boston in effect at the time of making such capital expenditure (less insurance or other proceeds, if any, collected by Landlord by reason of damage to, or destruction of, any capital item so replaced). (Annual charge-off shall be determined by dividing the original cost of a capital item or a capital expenditure made during the Term by the number of years of useful life of the item acquired, and the useful life shall be determined by Landlord's accountants in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.); and

     (1) all costs and fees payable under service and management contracts relating to matters referred to in Items (a) through (i) hereof (provided, however, that costs and fees payable under service and management contracts with parties affiliated with Landlord shall be included in Operating Expenses only to the extent that such costs and fees do not exceed the costs and fees then being charged by reputable third parties in the metropolitan Boston area for providing similar services).

     There shall not be included in Operating Expenses:

           (i) Painting, decoration or other work which Landlord performs for any other tenant or prospective tenant of the Building other than painting, decoration or other work which is standard for the Building and performed generally for tenants subsequent to their initial occupancy (and will be made available to Tenant);

           (ii) Leasing commissions and expenses of procuring tenants, including lease concessions and lease takeover obligations;

           (iii) Legal fees incurred in connection with the execution or enforcement of any other lease concerning premises in the Building;

           (iv)   Depreciation;

           (v)    Interest on and amortization of debt;

           (vi) Wages or salaries of employees over the rank of building manager;

           (vii)  Taxes;

           (viii) Rents payable under any ground lease affecting the Property;
     and

           (ix) Capital expenses related to expansion of the Building or the exterior facilities serving the Building, correction of defects in the initial construction of the Building, correction of any violation of any federal, state or local regulation or ordinance if such violation exists as of the date of this Lease and any improvement to the Building intended to benefit one or more specific occupants of the Building (it being intended that capital expenses which are to be included in Operating Expenses will be expenses relating to activities (such as, for example, roof replacement, repair and replacement of structural and mechanical systems of the Building and repair of parking facilities and roadways) which are intended to benefit generally the occupants of the Building).

     If, during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of Building Rentable Area was occupied by tenants, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were 95% occupied for such year, and such extrapolated amount shall, for the purpose hereof, be deemed to be Operating Expenses for such Year.

     Tenant acknowledges that Landlord's formula for sharing of Operating Expenses stated in this Lease is based on the assumption that Landlord will be providing substantially similar services to all tenants in the Property from year to year. If this assumption is not, in fact, correct (that is, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord), Operating Expenses shall be deemed, for purposes of this paragraph, to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant.

     6.2 TENANT'S PAYMENTS. In the event that Operating Expenses for any Operating Year shall exceed the Operating Expense Base, Tenant shall pay to Landlord, as an Escalation Charge, an amount (the "Operating Expense Excess") equal to Tenant's Tax and Operating Percentage multiplied by the sum of (i) 100% of such increase in Operating Expenses related to the Property plus (ii) the percentage of any such increase in Operating Expenses related to the Common Property which Landlord fairly allocates to the Property, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term ends.

     Payment of any Operating Expense Excess shall be made to Landlord within thirty (30) days from the date Landlord shall furnish to Tenant an itemized statement of Tenant's share of any such excess, prepared, allocated and computed in accordance with generally accepted accounting principles. At Landlord's election, simultaneously with Tenant's monthly payments of Basic Rent, Tenant shall remit to Landlord one-twelfth (1/12th) of Landlord's estimate of the Operating Expense Excess for the then-current Operating Year. If the total of such monthly remittances is greater than the Operating Expense Excess for such year, Landlord shall credit any such excess payments against the next installment of Operating Expense Excess due to Landlord hereunder (except that, upon Tenant's request, and so long as Tenant is not then in default in the performance of its obligations hereunder, Landlord shall pay such excess directly to Tenant, in cash); and if the total of such remittances is less than the Operating Expense Excess for such year, Tenant shall pay the difference to Landlord at the time the first monthly installment of Operating Expense Excess with respect to the next succeeding Operating Year becomes due and payable as hereinabove provided.

                                   ARTICLE VII

                                 USE OF PREMISES
                                 ---------------

     7.1   PERMITTED USES.

     (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Uses and for no other purposes.

     (b)   Tenant agrees to conform to the following provisions during the Term:

           (i) Tenant shall cause all freight and other property to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor. Tenant shall not receive or ship articles of any kind except through loading and receiving facilities, if any, provided for those purposes by Landlord; provided, however, that Tenant shall be permitted to receive and ship ordinary mail, Federal Express packages, UPS packages and other small items without using loading and receiving facilities, so long as such activities are conducted in a manner consistent with the operation of a first-class office building; and

           (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and door(s)), or on any part of the Land or Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to Building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant's name and the location of the Premises in the Building; and

           (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Property or the Office Park, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building or the Office Park. Tenant shall not overload or otherwise misuse the plumbing, electrical and other utilities systems serving the Premises and the Building. Tenant shall not use or devote the Premises or any part thereof for any use which is inconsistent with the maintenance of the Building as an office building of first class quality in maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building; and

           (iv) Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven and a refrigerator), or locate any vending machines (other than a vending machine serving Tenant's employees) in the Premises without Landlord's prior written consent; and

           (v) Tenant shall continuously, throughout the Term of this Lease, occupy the Premises for the Permitted Uses; and

           (vi) Tenant will comply with all laws, ordinances, rules and regulations of governmental authorities and recommendations of the Fire Underwriters Rating Bureau or any similar entity with respect to the condition, use or occupancy of the Premises and the use or occupancy of the Building; and

           (vii) Tenant shall not obstruct in any manner any portion of the Building not hereby leased or of the Property or the Common Property used by Tenant in common with others.

     7.2   INSTALLATIONS AND ALTERATIONS BY TENANT.

     (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (including Tenant's initial improvements) in or to the Premises without Landlord's prior written consent (Landlord agreeing hereby that such consent shall not be unreasonably withheld or delayed with respect to any proposed alteration or addition which will not affect (i) the structural elements or utilities systems of the Building, (ii) the exterior appearance of the Building or (iii) the appearance of any common area of the Building or the Office Park). Any such alterations, additions or improvements shall (i) be performed in a good and workmanlike manner and in compliance with Building standards, the applicable provisions of
Article IV, and all applicable laws (Without limitation, if, because of alterations, additions or improvements undertaken (or proposed to be undertaken) by or on behalf of Tenant, applicable laws require additional alterations, additions or improvements to the Premises or the Building which would not have been required but for Tenant's additions, etc. (or proposed additions, etc.), Tenant shall be obligated, at its sole cost and expense, to undertake and complete all such additional alterations, additions or improvements.), (ii) be made only by Landlord's contractor or by contractors or mechanics approved by Landlord (all as provided in subsection

4.3(d), above), (iii) be made at Tenant's sole expense and at such times as Landlord may designate, and (iv) become part of the Premises and the property of Landlord. Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services, labor or material in the Building or the Office Park pursuant to arrangements made by Landlord or Landlord's contractor. Furthermore, Tenant agrees that it will not permit any contractors or other persons retained by Tenant to make alterations, additions or improvements on the Premises to commence their activities until such time as Landlord has received Certificates of Insurance confirming that such persons maintain public liability, automobile liability, workmen's compensation and other insurance required by Landlord, in amounts satisfactory to Landlord.

     (b) All articles of personal property and all business fixtures, machinery, equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of the Term, provided that Tenant, at its expense, shall repair, to the reasonable satisfaction of Landlord (but subject to ordinary wear and tear), any damage to the Property caused by such removal.

     (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

     8.1   PROHIBITION.

     (a) Subject to the remaining provisions of this subsection (a), Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without in each case having first obtained the express written consent of Landlord. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to a subsidiary wholly-owned by Tenant or to a controlling corporation, the stock of which is wholly-owned by the stockholders of Tenant (any such entity being referred to herein as a "Related Party") . It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

     Landlord agrees that its consent to a proposed assignment or sublease shall not be unreasonably withheld or delayed, and Tenant agrees to provide to Landlord such information as Landlord may reasonably require in order to reach an informed decision. Without limitation, Landlord shall not be deemed to be unreasonable in withholding its consent to a proposed assignment or sublease unless each of the following criteria has been satisfied: (i) the proposed assignee or subtenant is of good reputation and character and is financially stable (provided, however, that any, proposed assignee or subtenant which purchases all or substantially all of the stock or assets of Tenant shall be deemed to be financially stable if, following such purchase, the purchaser has a net worth not less than the net worth of Tenant immediately prior to such purchase), (ii) the proposed assignee or subtenant is not otherwise a tenant of the Office Park, (iii) the proposed assignee or subtenant will use the Premises solely for the Permitted Uses, (iv) the proposed assignee or subtenant does not intend to use the Premises for a "Prohibited Activity" (as hereinafter defined), and (v) the intended use of the Premises by the proposed assignee or subtenant is consistent with the maintenance of the Building as a first-class office building, and will not interfere with the business activities of other occupants of the Office Park. Tenant shall not advertise or otherwise offer to the general public any portion (or all) of the Premises at a rental rate which is lower than the rental rate then being quoted by Landlord for equivalent space in the Building. (The provisions of the immediately preceding sentence are intended to apply to advertisements in media of general circulation, but shall not limit Tenant's publications through brokers.)

     For the purposes of the immediately preceding paragraph, a "Prohibited Activity" is a use which will, in Landlord's reasonable judgment, (i) introduce undue amounts of public traffic in the Building (in excess of average traffic which Landlord reasonably believes is generated by other tenants in the Building), or (ii) place a strain on the existing plumbing, electrical and mechanical systems of the Building or (iii) generate unusually high densities of employees or invitees per square foot of rentable space.

     (b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to any such assignment, subletting or occupancy, at any time and from time to time collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach of Section 8.1 (a), or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. In the event that Basic Rent and other charges payable to Tenant under any assignment or sublease exceed Basic Rent and other charges payable hereunder, after Tenant has been reimbursed from such excess for all reasonable out-of-pocket costs and expenses incurred by Tenant in entering into the assignment or sublease, Tenant shall pay to Landlord, as and when received from the assignee or subtenant, 50% of such excess. (If only a portion of the Premises is subleased, determination of any excess shall be computed by allocating Basic Rent and other charges hereunder on a per square foot basis between the portion of the Premises which is subject to the sublease and the remainder of the Premises.) The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express written consent of Landlord to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect the Permitted Uses.

     (c) In the event of any request by Tenant for any consent to a proposed assignment or sublease (other than an assignment or sublease to a Related Party), Landlord shall have the option instead to terminate this Lease. In the case of a proposed sublease concerning only a portion of the Premises, at Landlord's option, such termination shall apply only to that portion of the Premises which is intended to be the subject of the sublease. In such event, Basic Rent and other charges hereunder shall be reduced proportionately, to take account of the reduction in the size of the Premises which will be occupied by Tenant following such termination. Furthermore, in the case of a sublease which is intended to apply to only a portion of the Term, at Landlord's option, this Lease shall be terminated only for the period of the proposed sublease, and shall be reinstated upon the expiration of the term of the proposed sublease. Upon any termination, as provided above, the Premises (or the portion of the Premises to which the termination relates) shall be delivered to Landlord in the condition in which the Premises are required to be delivered to Landlord upon the expiration of the Term as provided herein. Following any such termination, Landlord shall be entitled to enter into any lease or occupancy arrangement concerning the Premises (or portion of the Premises, as the case may be) with any party, including, without limitation, the assignee or subtenant proposed by Tenant.

                                   ARTICLE IX

              RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD
                      ------------------------------------

     9.1 LANDLORD REPAIRS. Except as otherwise provided in this Lease, Landlord agrees to make such repairs to the roof, exterior walls, floor slabs, common areas and common electrical, heating, air conditioning and other common mechanical systems and facilities of the Building as may be necessary to keep them in serviceable condition, all insofar only as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also perform snow removal and resurfacing, repairs and replacements to the surface parking areas and sidewalks of the Property. Landlord shall not be responsible to make any improvements or repairs to the Building, the Land or the Office Park other than as expressly in this Section 9.1 provided, unless expressly provided otherwise in this Lease.

     9.2   TENANT'S AGREEMENT.

     (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain excepted; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of all governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building and the parking areas, sidewalks, paved areas, landscaping, lighting and other facilities on the Land or in the Office Park by Tenant, Tenant's independent contractors, or Tenant's invitees.

     (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. In the case of emergency (that is, any condition which, if not remedied promptly, would result in additional damage or risk of damage to persons or property), Landlord shall be permitted to act immediately, without the requirement of demand or notice to Tenant. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof, with interest thereon at the Default Rate, as an additional charge.

     9.3   FLOOR LOAD - HEAVY MACHINERY.

     (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load commonly placed by office tenants in first-class office buildings. Landlord reserves the right to prescribe the position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight thereof. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, furniture, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable. Tenant shall protect all elevators, sidewalks and other areas of the Property from possible damage prior to moving any such items and shall comply with all requirements of Landlord in connection therewith.

     (b) If any such safe, machinery, equipment, freight, bulky matter or fixture requires special handling with hoisting or other similar equipment, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

     9.4   BUILDING SERVICES.

     (a) Landlord shall, on Business Days (except Saturdays) from 8:00 a.m. to 6:00 p.m. (and on Saturdays from 9:00 a.m. to 1:00 p.m.), furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of usable floor space. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay to Landlord therefor such charges as may from time to time be in effect. (Landlord's current charge for off-hours HVAC service is $35.00 per hour. Landlord shall have the right to increase such cost from time to time, so as to reflect fairly actual increases in Landlord's out-of-pocket costs and expenses incurred in providing such service.) In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air conditioning system, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

     Landlord and Tenant expressly acknowledge that the Premises will include a "computer room", which computer room will require HVAC service on a 24 hour per day basis. Accordingly, Landlord will install such computer room and a supplemental HVAC unit (the "Supplemental Unit") serving the computer room, as elements of Landlord's Work. The cost of maintaining the Supplemental Unit shall be borne by Tenant. A separate "check meter" shall be installed by Landlord, measuring Tenant's electrical usage resulting from the operation of the Supplemental Unit. Landlord shall measure Tenant's electricity usage (as shown on such check meter) from time to time and shall bill Tenant therefor by applying to such usage the rates then being charged by the electrical utility supplier) . The amount so billed shall be paid by Tenant to Landlord within thirty days after Tenant's receipt of such bill, as additional rent hereunder. The hourly charge for off-hours HVAC service specified above shall not be assessed if Tenant uses only its supplemental HVAC unit during off hours. Notwithstanding anything to the contrary set forth in the foregoing provisions of this paragraph, for the purposes of Section 14.19, below, the Supplemental Unit shall be deemed to constitute an element of Tenant's Removable Property.

     (b)   Landlord shall also provide:

           (i) Hot water for lavatory purposes and cold water (at temperatures supplied by the utility service supplying same) for drinking, lavatory and toilet purposes. If Tenant uses water for any purposes other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event of any default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

           (ii) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Exhibit E attached hereto.

           (iii) Passenger elevator service from the existing passenger elevator system, for use by Tenant in common with Landlord and other tenants of the Building.

     9.5   ELECTRICITY.

     (a) Landlord, in its sole discretion, will either (i) furnish electricity to the Premises sufficient to operate normal lighting and business machines approved by Landlord (exclusive, however, of Tenant's electrical needs for computers and similar equipment having special power or environmental requirements), charging Tenant's Electrical Charge for such service, to be paid by Tenant in equal monthly installments on the same day in each month that rental payments are due and payable hereunder (but in no event shall Landlord be obligated to furnish electricity to supply a requirement in excess of the amount of electricity commonly supplied to office tenants in first-class office buildings), or (ii) elect, at any time during the Term, to cause electricity furnished to the Premises to be separately metered, in which event all charges for electricity consumed on the Premises will be billed directly to, and paid for by, Tenant. The cost of any such electrical meter as well as the cost of installation, repair and replacement shall be borne by Tenant, who shall reimburse Landlord for the cost thereof within 30 days after receipt of written demand therefor.

     (b) Whether or not Landlord is furnishing electricity to Tenant, if Tenant shall require electricity in excess of the quantity which is to be furnished as provided in Section 9.5(a), Tenant shall, upon demand, reimburse Landlord for the cost of such excess electricity. Further, if (i) in Landlord's judgment, Landlord's facilities are inadequate for such excess requirements, or
(ii) such excess shall result in an additional burden on the Building's or the Office Park's utility systems or additional cost on account thereof, as the case may be, Tenant shall, upon demand, reimburse Landlord for all additional costs related thereto. Further, if Tenant requires electricity in excess of the quantity which is to be furnished as provided in Section 9.5(a) above, Landlord, at the sole cost and expense of Tenant, will furnish and install such additional wires, conduits, feeders, switchboards and appurtenances as Landlord may require to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord without affecting the Office Park or Landlord's plans therefor); provided that Landlord shall have no obligation to furnish any such excess electricity unless the same shall be permitted by applicable laws and insurance regulations and shall not cause or threaten permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Building or the Office Park or interfere with Landlord's plans for the Office Park.

     (c) Landlord shall furnish and install the bulbs required within the Premises as of the Commencement Date. Thereafter, Landlord, at Tenant's expense (consisting of Landlord's out-of-pocket costs for such replacement ballasts, lamps and bulbs, plus a reasonable installation fee), shall replace and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Premises. All such replacements shall be of such type, color and size as are approved by Landlord. (Operating Expenses shall be reduced by the amount of any payment received by Landlord pursuant to this subsection 9.5(c), or pursuant to any corresponding provision under the Lease with any other tenant of the Building.)

     (d) Landlord shall not in any way be liable or responsible for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements, unless such condition results from the negligence or other tortious act of Landlord or Landlord's employees or agents.

     (e) Landlord shall have the right to discontinue furnishing electric power to the Premises at any time upon not less than thirty (30) days' notice to Tenant, provided Landlord shall first have arranged for the supply of power for Tenant's use to be provided to the Premises by the public utility company furnishing electric service to the Building and shall, at Tenant's expense, separately meter the Premises. If Landlord exercises such right, from and after the effective date of such termination, Landlord shall not be obligated to furnish electricity to the Premises, and Tenant shall have no obligation to pay any portion of Tenant's Electrical Charge.

     9.6 PARKING. Landlord shall make available to Tenant parking on a nonexclusive basis on the Land as provided in Section 2.2 of this Lease, except that Tenant shall not have the right to make use of parking spaces (if any) marked for visitor or handicapped parking or which are otherwise regulated by Landlord. By its execution of this Lease, Landlord warrants and agrees that (i) the parking facilities serving the Building currently contain parking spaces of a number sufficient to provide at least 3.5 parking spaces for each 1000 usable square feet contained in the Building; and (ii) Landlord will not voluntarily undertake any action which would have the result of permanently reducing the number of parking spaces in the parking facility serving the Building to a number which is less than 3.5 for each 1000 usable square feet contained in the Building.

     9.7 ADDITIONAL SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall obtain the prior written approval of Landlord for the installation and/or utilization of such services. ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music", security services, catering and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense and subject to such requirements as Landlord may from time to time elect to impose in connection therewith.

     9.8 INTERRUPTION OF SERVICES. Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electricity, cleaning, parking and other services, and to curtail, suspend, interrupt and/or stop the use of the roads providing access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's reasonable control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power, or by any other condition not reasonably within the control of Landlord. Except as expressly provided below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor, except as expressly provided below, entitle Tenant to an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. If, there shall occur any interruption or reduction of service(s), and if (i) such interruption or reduction materially interferes with Tenant's use and enjoyment of the Premises, and (ii) such interruption or reduction shall continue until the Abatement Date (as defined below), then, commencing with the day immediately following the Abatement Date and continuing until such time as such service(s) have been restored to the extent necessary to avoid material interference with Tenant's use and enjoyment of the Premises, Tenant shall be entitled to a reasonable reduction or abatement of rent (consistent with the extent of interference with Tenant's activities). Furthermore, if such material interference with Tenant's use and enjoyment of the Premises continues until the Termination Date (as defined below) then Tenant shall have the right to terminate this Lease (which right shall be exercised, if at all, by notice to Landlord not later than the date on which service(s) have been restored to the extent necessary to avoid material interference with Tenant's use and enjoyment of the Premises). As used herein, the "Abatement Date" shall mean (x) if the interruption or reduction results from a condition reasonably within Landlord's control - that day which is five (5) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences, (y) if the interruption or reduction results from a condition not reasonably within Landlord's control, and if such condition affects only the Building - that day which is seven (7) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences and (z) if the interruption or reduction results from a condition not reasonably within Landlord's control, and if such condition affects the Building and other properties in the geographical area in which the Building is located - that day which is twelve (12) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences. As used herein, the "Termination Date" shall mean (x) if the interruption or reduction results from a condition reasonably within Landlord's control - that day which is fifteen (15) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences, (y) if the interruption or reduction results from a condition not reasonably within Landlord's control, and if such condition affects only the Building that day which is twenty-one (21) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences and (z) if the interruption or reduction results from a condition not reasonably within Landlord's control, and if such condition affects the Building and other properties in the geographical area in which the Building is located - that day which is twenty-eight (28) days following the date on which material interference with Tenant's use and enjoyment of the Premises commences.

                                    ARTICLE X

                             INDEMNITY AND INSURANCE
                             -----------------------

     10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all loss, costs, penalties and liability damage claims of whatever nature arising from any act, omission or negligence of Tenant or Tenant's contractors, licensees, agents, servants or employees or arising from any death, accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises; or arising from any death, accident, injury or damage occurring outside of the Premises but on the Property or the office Park, where such accident, damage or injury results from any act or omission on the part of Tenant or Tenant's agents or employees or independent contractors or invitees or suppliers. This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, costs, penalties, damage and claims of whatever nature asserted against Landlord arising out of the use or occupancy of, passage or travel over or upon, the Property or the Office Park by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all employees, agents, contractors and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based on anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord, its agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel approved by Landlord.

     10.2 LIABILITY INSURANCE. Tenant shall keep in force, at its own expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, comprehensive general liability insurance including broad form endorsement contractual liability, with respect to the Premises, with combined single limits in an amount not less than the amount specified in Section 1.2 (and in such higher amounts as may reasonably be required by Landlord from time to time), and so-called "All Risk" insurance on (and in an amount not less than the full replacement value of) Tenant's personal property, including trade fixtures, floor coverings, furniture and other property removable by Tenant. All such insurance shall be written by companies and on forms acceptable to Landlord. Tenant will further deposit the policy or policies of such insurance or certificates thereof with Landlord, which policies shall name Landlord and/or its designees) as additional named insured, and shall also contain a provision stating that such policy or policies shall not be cancelled or amended except after thirty 30) days written notice to Landlord. If the nature of Tenant's business is such as to place all or any of its employees under the coverage of local workmen's compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this Section 10.2, Landlord may cause insurance as aforesaid to be issued, and, in such event, Tenant agrees to pay, as additional rent and charge, the premium for such insurance upon Landlord's demand.

     10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building, the Property and the Common Property as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property (including, without limitation, damage resulting from the breaking, bursting, or leaking of pipes, conduits, electrical lines and the like or from any other cause or condition) . The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or the Building.

     10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or the Office Park or otherwise.

     10.5 LANDLORD'S NEGLIGENCE. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article X, Landlord agrees to indemnify and hold harmless Tenant from and against all loss, cost and expense resulting from the negligence or other tortuous act of Landlord or Landlord's agents, servants or employees.

                                   ARTICLE XI

                          LANDLORD'S ACCESS TO PREMISES
                          -----------------------------

     11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

                                   ARTICLE XII

                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------

     12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's uses of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition which they were in prior to such damage (subject, however, to the provisions of applicable zoning and building regulations). If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     12.2 LANDLORD'S RIGHT OF TERMINATION. If (a) the Premises or (b) the Building or (c) the parking area serving the Building or (d) any roadway or other facility within the Common Property necessary for the use and enjoyment of the Premises (hereinafter referred to as "Critical Common Facilities") are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if access to the Property through the Common Property is, or if (i) any part of the Building or (ii) a substantial part of the parking area serving the Building or
(iii) Critical Common Facilities are, taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     12.3  RESTORATION. If this Lease shall not be terminated pursuant to
Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds or condemnation awards made available to Landlord therefor. If, for any reason, such restoration shall not be substantially completed within five (5) months after the occurrence of the casualty or taking (which five-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control). Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

     12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any separate condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority and shall be instituted in a proceeding separate and apart from Landlord.

                                  ARTICLE XIII

                                     DEFAULT
                                     -------

     13.1  TENANT'S DEFAULT.

     (a) If at any time subsequent to the date of this Lease any one or more of the following events (each herein referred to as a "Default of Tenant") shall happen:

           (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for seven
     (7) full business days after notice to Tenant from Landlord that the required payment was not made when due; or

           (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure (or, if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity); or

           (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

           (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due; or

           (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant), trustee, receiver, or liquidator of Tenant or of all or any substantial part of its property or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall IPSO FACTO, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and this Lease shall come to an end on the date of such notice, as fully and completely as if such date were the date herein originally fixed for the expiration of the Term; and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     (c) In the event of any termination resulting from a Default of Tenant, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until what would have been the end of the Term in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises for the corresponding period, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising costs, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which Basic Rent would have been payable hereunder if this Lease had not been terminated.

     (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, Tenant shall pay to Landlord upon demand an amount equal to the excess, if any (discounted to present value by application of a reasonable interest rate chosen by Landlord), of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term if the same remained in effect, over the then fair net rental value of the Premises for the same period.

     (e) In case of any Default by Tenant, following any re-entry, termination and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord (in the exercise of reasonable business judgment) considers advisable and necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use commercially reasonable efforts to re-let the Premises. However, so long as Landlord uses such commercially reasonable efforts, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the conditions of this Lease.

     (f)   The happening of any of the events described in paragraphs (a)(iv) or
(a)(v) of this Section 13.1 with respect to either of the parties who, collectively, constitute Tenant shall constitute a Default of Tenant hereunder. Furthermore, the obligations of such parties hereunder shall be joint and several; and Landlord shall have the right to seek and obtain recovery for any obligation of Tenant hereunder from either of such parties without being required to seek or obtain recovery from the other party.

     (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     (h) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

     13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations. After receipt of any such notice, Landlord shall commence the curing of any such default with reasonable promptness.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to premises being occupied for the Permitted Uses; and Tenant agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

     14.2  WAIVER.

     (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of

Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

     (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other sums and charges due hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation by anyone claiming by, through or under Landlord, subject, however, to the rights of the holders of all mortgages affecting the property from time to time; provided, however, Landlord may at any time and from time to time; without the same constituting a breach of Landlord's covenant of quiet enjoyment or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting any of Tenant's obligations under this Lease, make such changes, alterations, additions, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property and the Office Park (including, without limitation, landscaping, the construction of additional structures, signs and buildings, the relocation of access roads situated within the Office Park and the redesign or temporary closing of parking areas and other common facilities and roads serving the Building and the Office Park) as Landlord may deem necessary or desirable, and change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other public parts of the Building, provided further, however, that there be no unreasonable interference with the conduct of Tenant's business or obstruction of access to the Premises by Tenant Nothing contained in this Section 14.3 shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

     14.4  LANDLORD'S LIABILITY.

     (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned by Landlord, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor) nor any partner, beneficiary, shareholder, officer, director, employee or any other party holding any interest in or being affiliated with Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

     (b) In no event shall Landlord ever be liable for any indirect or consequential damages suffered by Tenant from whatever cause.

     14.5 RULES AND REGULATIONS. Tenant shall abide by reasonable rules and regulations from time to time established by Landlord (including, without limitation, the Rules and Regulations annexed hereto as Exhibit B), it being agreed that such rules and regulations will be established and applied by Landlord in a nondiscriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein (having in mind the location and nature of the Premises and the nature of Tenant's business activities). Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. Landlord expressly reserves the right to waive application of any rule or regulation as to any tenant.

     14.6 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, additional rent or Escalation Charge or any other charge hereunder, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

     14.7 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     14.8 PROVISIONS BINDING, ETC. Except as herein provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant, and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment (or as to which Landlord's consent is not required), pursuant to Article VIII hereof.

     14.9 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

     14.10 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid, or by prepaid Federal Express or other similar overnight delivery service:

     If intended for Landlord, addressed to Landlord at Landlord's Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice); and

     If intended for Tenant, addressed to Tenant at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice); provided, however, that, prior to the Commencement Date, notices intended for Tenant shall be addressed to Tenant's Original Address.

All such notices shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

     14.11 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon execution and delivery by both Landlord and Tenant. Except for the provisions of any written instrument or agreement executed substantially concurrently herewith by Landlord and Tenant, all negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supercedes any proposals or other written documents executed prior hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     14.12 PARAGRAPH HEADINGS. The paragraph headings in this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     14.13 SUBORDINATION; ATTORNMENT.

     (a) Tenant's rights under this Lease are and shall always be subordinate to the operation and effect of any lease of land only or of land and buildings in a sale-leaseback transaction, and any mortgage, deed of trust or other security instrument now or hereafter placed upon the Property, or any part or parts thereof, by Landlord. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant shall execute such further assurances as may be requisite. In addition, Tenant agrees to attorn to any successor in interest to Landlord whether by purchase, foreclosure, sale in lieu of foreclosure, power of sale, termination of any lease of land only or land and buildings in a sale-leaseback transaction or otherwise, if so requested or required by such successor in interest, and Tenant agrees, upon demand, to execute such agreement or agreements in confirmation of such attornment as may be requested by Landlord. However, Tenant's obligation of subordination and attornment with respect to any mortgage hereafter encumbering the Property shall be conditioned upon the execution by the holder of such mortgage of an agreement, in the form then commonly used by such holder, to the effect that, notwithstanding any foreclosure of such mortgage or other exercise by the holder of its rights thereunder, Tenant shall be permitted to continue to occupy the Premises and exercise its rights hereunder, so long as there shall occur no condition which, pursuant to the terms of this Lease, would have permitted Landlord to terminate this Lease or otherwise interfere with Tenant's rights hereunder. Landlord or its mortgagee, any ground lessor or other similar secured party, may, at its option, make this Lease superior to any such mortgage, ground lease or other security instrument by giving Tenant ten (10) days prior written notice and no other documentation shall be necessary to effect such change.

     (b) If any person shall succeed to all or part of Landlord's interest in the Premises upon the exercise of any remedy provided for in any mortgage of the Premises now or hereafter recorded, (i) Tenant shall attorn to and recognize such person as Tenant's landlord as above provided and this Lease shall continue in full force and effect as a direct lease between such person and Tenant as fully and with the same force and effect as if this Lease had originally been entered into by such person and Tenant, except that such person shall not be liable for any act or omission of Landlord occurring prior to such person's succession to title nor be subject to any offset, defense or counterclaim accruing prior to such person's succession to title, nor be bound by any modification of this Lease or any waiver, compromise, release or discharge of any obligation of Tenant hereunder unless such modification, waiver, compromise, release or discharge shall have been specifically consented to in writing by the mortgagee under said mortgage, nor be bound by any payment of Basic Rent or Escalation Charges which Tenant has paid more than one month in advance (other than deposits in the nature of security deposits) , and (ii) such person and each person succeeding to its interest in the Premises shall not be liable for any warranty or guaranty of Landlord under this Lease and shall be liable for the performance and observance of the other covenants and conditions to be performed and observed by Landlord under this Lease only with respect to the period during which such person shall own such interest.

     (c) Concurrently with any notification from Tenant to Landlord concerning any default by Landlord in the performance of its obligations hereunder, Tenant shall provide a copy of such notice to any mortgagee or ground lessor of the Property of which Tenant has received notice. Thereafter, Tenant will not exercise any right to terminate this Lease on account of such default unless such mortgagee or ground lessor has failed, within a reasonable time after its receipt of such notice from Tenant, to remedy such default on behalf of Landlord.

     (d) Neither receipt of a collateral assignment of Landlord's interest hereunder nor receipt of transfer of title to the Property when followed by a ground lease back to Landlord shall be deemed to constitute an assumption by the mortgagee or transferee (as the case may be) of the obligations of Landlord hereunder, unless such obligations shall be expressly assumed, in writing, by such mortgagee or transferee.

     (e) If, in connection with obtaining construction, interim or permanent financing for the Property, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, or affect Tenant's rental and other monetary obligations hereunder, the Term or any of the other "business" terms contained herein, or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     14.14 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

     (a) With reference to any assignment of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect, and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

     (b) In the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder. Furthermore, Landlord and each succeeding holder of Landlord's interest under this Lease shall be responsible only for defaults hereunder arising during or prior to the period during which such party holds Landlord's interest hereunder.

     14.15 STATUS REPORT. Tenant agrees that, at any time and from time to time at reasonable intervals, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and/or to Landlord's designee, mortgagee or other similar secured party as may be designated by Landlord, a certificate stating that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder (and if so, specifying the nature of the default), and containing such other statements as to the status of matters under this Lease as Landlord may require, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any mortgagee, ground lessor or assignee of Landlord's interest in the Premises.

     The failure of Tenant to execute and deliver such certificate shall constitute a default hereunder, in which event, in addition to any other remedies which Landlord may have under this Lease as a result of Tenant's default, Landlord is hereby authorized, as attorney and agent of Tenant, to execute such certificate; and in such event Tenant hereby confirms and ratifies any such certificate executed by virtue of the power of attorney hereby granted.

     14.16 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay Landlord forthwith upon demand all such sums, together with interest thereon at a rate (the "Default Rate") equal to the greater of (i) 3% over the "prime rate" in effect from time to time at Bank of Boston and (ii) 18% per annum, as an additional charge. (However, in no event shall the Default Rate be greater than the highest rate of interest which may lawfully be charged.) Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at the Default Rate from the due date thereof, which interest shall be payable forthwith upon demand by Landlord.

     14.17 HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the sum of the Basic Rent and Escalation Charges herein provided (prorated on a daily basis), and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

     14.18 WAIVER OF SUBROGATION. Landlord shall cause each insurance policy carried by it insuring the Building against loss by fire or any of the casualties covered by standard extended coverage to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy. Tenant shall cause each insurance policy carried by it insuring the Premises as well as the contents thereof, including trade fixtures and personal property, against loss by fire or any of the casualties covered by standard extended coverage to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. Neither party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by standard extended coverage, which loss or damage is covered by the insurance policies maintained by the other party, provided that such policies are not invalidated by such waiver; and provided further that, if either party shall be unable to obtain the waiver of subrogation required by this Section without additional premium therefor, then unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice of the statement setting forth such requirement and the amount of additional premium, such waiver shall be of no force and effect between such party and the claiming party; and provided further that neither party hereto shall be freed of liability to the extent of any deductible under the other party's insurance, or to the extent to which such other party's loss is greater than the coverage provided by the insurance policy to which the waiver of subrogation required by this Section applies.

     14.19 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy pursuant to

Article IV; and shall repair, to the satisfaction of Landlord, any damage to the Premises or the Building (or any other portion of the Office Park) caused by such removal. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be stored by Landlord or disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

     14.20 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Broker(s) (if any) specified in Section 1.2 (the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the Broker.

     14.21 (INTENTIONALLY OMITTED.)

     14.22 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter claim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises and/or any claim of injury or damages.

     14.23 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

     14.24 (INTENTIONALLY OMITTED.)

     14.25 TERMINATION OF THE EXISTING LEASE. As used herein, "Existing Lease" means the lease, dated June 30, 1992, by and between Landlord as Landlord and Molten Metals, Inc. ("Molten Metals"), as Tenant. The Premises which are the subject of the Existing Lease include the Premises.

     It is a condition of the obligations of Landlord and Tenant under this Lease that the Existing Lease be terminated. Accordingly, following the execution of this Lease, Landlord shall attempt to reach agreement with Molten Metals concerning the termination of the Existing Lease, on such terms and conditions as Landlord shall deem to be acceptable. At such time as such agreement has been reached, Landlord shall so notify Tenant (the date of such notification being referred to herein as the "Existing Lease Termination Date"). If, however, the Existing Lease Termination Date has not occurred within seven
(7) days following the date of execution of this Lease, then this Lease shall terminate automatically, the security deposit hereunder shall be refunded to Tenant and the parties hereto shall have no further rights or obligations hereunder.

     By its execution of this Lease, Landlord represents and warrants that it believes in good faith that an agreement in principle has been reached with Molten Metals concerning the termination of the Existing Lease, and that Landlord knows of no reason why such an agreement will not be finalized prior to the expiration of the seven (7) day period referred to in the immediately preceding paragraph.

     14.26 LANDLORD'S CONTRIBUTION TOWARD TENANT'S RELOCATION EXPENSES. Landlord shall make a contribution toward the costs and expenses incurred by Tenant in relocating to the Premises from Tenant's existing premises at 281 Winter Street, Waltham, MA, subject to the following terms and conditions: Following the Commencement Date, Tenant shall deliver to Landlord bills, invoices and the like, demonstrating the amount of Tenant's payments to third parties in connection with the relocation of its furniture, fixtures and personal property from Tenant's existing premises to the Premises and in connection with all other activities related to Tenant's relocation to the Premises (including, by way of example but without limitation, the cost of obtaining new stationery and the cost of installing new telecommunications and data processing equipment). Following Landlord's receipt of such bills, invoices and the like, Landlord shall deliver to Tenant a contribution toward the costs and expenses reflected therein, such contribution to be in an amount equal to the smaller of (i) the costs and expenses reflected in such bills, invoices and the like and (ii) Landlord's Maximum Contribution toward Tenant's Relocation Expenses, as specified in Section 1.2, above. At Landlord's option, such contribution shall be effected by crediting toward satisfaction of any monetary obligations of Tenant hereunder which are then due but unpaid.

     14.27 TENANT'S OPTION TO EXTEND. Tenant not then being in default hereunder, and this Lease then being in full force and effect, shall have the option to extend the Term for one (1) period of five (5) years (such period of extension being referred to herein as the "New Term", which New Term shall commence on the day following the expiration of the Initial Term), on all of the terms and conditions set forth herein except for adjustment of Basic Rent, as provided below. Such option shall be exercised in the following manner:

           (a) Not later than six (6) months prior to the then current date of expiration of the Term (the "Expiration Date"), Tenant shall provide Landlord with notice (the "Intention Notice") of Tenant's potential desire to extend the Term. If Tenant fails to deliver the Intention Notice on or before six (6) months prior to the Expiration Date, Tenant shall have no further right to extend the Term.

           (b) If Tenant delivers the Intention Notice in a timely manner, then, not later than five (5) months prior to the Expiration Date, Landlord shall notify Tenant, in writing, of Landlord's estimate ("Landlord's Estimate") of the fair market rental value for the Premises with respect to the New Term.

           (c) Within twenty-one (21) days after Tenant's receipt of Landlord's Estimate, Tenant shall inform Landlord if Tenant disputes Landlord's Estimate. Tenant's failure to notify Landlord prior to the expiration of such twenty-one (21) day period shall be deemed to constitute a waiver of Tenant's right to dispute Landlord's Estimate, and, if the Term is extended for the New Term, Basic Rent for the New Term will be deemed to have been established as the greater of (i) the Basic Rent in effect immediately prior to the Expiration Date and (ii) Landlord's Estimate.

           (d) If Tenant notifies Landlord of Tenant's desire to dispute Landlord's Estimate, Landlord and Tenant shall each select an independent appraiser, and the appraisers selected by Tenant and Landlord shall mutually agree upon a third appraiser (except that, if they cannot so agree within 14 days, then the third appraiser shall be chosen by, and in accordance with the then-existing rules of, the American Arbitration Association). Each such appraiser shall be a reputable independent real estate appraiser with at least ten (10) years of experience in the appraisal of rental office space in the metropolitan Boston area. If either party fails to appoint its appraiser within twenty (21) days after Tenant notifies Landlord of Tenant's desire to dispute Landlord's Estimate (such party being referred to herein as the "failing party"), then the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice, and if the failing party does not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser, whose determination of the fair market rental value for the Premises shall be binding and conclusive upon Landlord and Tenant. The costs and expenses of each appraiser shall be borne by the party which appointed such appraiser (except that, if only one appraiser is used to determine the fair market rental value of the Premises, pursuant to the immediately preceding sentence, the costs and expenses of such appraiser shall be shared equally by Tenant and Landlord); and the costs and expenses of the third appraiser shall be shared equally by Tenant and Landlord.

           The appraisers so chosen shall then attempt to reach agreement as to the fair market rental value for the Premises for the New Term. If the appraisers are unable to agree unanimously upon the fair market rental value for the Premises, then the fair market rental value for the Premises shall be deemed to be the average of the three values proposed by the appraisers (provided, however, that if the lowest proposed value is less than 90% of the second-to-lowest proposed value, the lowest proposed value will be deemed to be 90% of the second-to-lowest proposed value; and if the highest proposed value is, more than 110% of the second-to-highest proposed value, the highest proposed value will be deemed to be 110% of the second-to-highest proposed value). In determining the fair market rental value for the Premises, the appraisers shall consider, without limitation, the lay-out and condition of the Premises, the age, condition and geographical location of the Building, the Escalation Base Years specified in Section 1.2 and such provisions in this Lease as may afford specific benefit to Tenant.

     Upon determination of the fair market rental value for the Premises by the appraisers), as provided above, the Basic Rent for the New Term shall be deemed to be the greater of (i) the Basic Rent in effect immediately prior to the Expiration Date and (ii) the fair market rental value for the Premises established by the appraiser(s).

           (e) Tenant shall have the right to exercise its option to extend the Term by notice to Landlord not later than that date (the "Last Notice Date") which is the later to occur of (i) thirty (30) days after the date on which the Basic Rent for the New Term has been established and (ii) four
     (4) months prior to the Expiration Date. If Tenant shall fail to exercise its option to extend the Term prior to the Last Notice Date, Tenant shall have no further right to extend the Term and this Lease shall expire as of the Expiration Date.

     However, notwithstanding such failure by Tenant, Landlord shall have the option (which option shall be exercised, if at all, by notice to Tenant not later than thirty (30) days after the Last Notice Date), (i) to extend the Term for the New Term, for Basic Rent which is the Basic Rent in effect immediately prior to the Expiration Date, or (ii) if the Last Notice Date is a date which is later than four (4) months prior to the Expiration Date, to extend the Term for a period equal to the number of days between the date which is four (4) months prior to the Expiration Date and the Last Notice Date, for Basic Rent which is the Basic Rent in effect immediately prior to the Expiration Date.

           (f) If the Term shall be extended for the New Term, as provided above, the Basic Rent payable with respect to the New Term shall be in the amount determined above. If the Basic Rent payable with respect to the New Term has not been established prior to the Expiration Date, Tenant shall continue to pay Basic Rent on the basis of Basic Rent in effect immediately prior to the Expiration Date. At such time as the new Basic Rent has been established, (i) all future payments of Basic Rent will be in the amount so established and (ii) if the new Basic Rent is higher than the Basic Rent previously paid by Tenant, Tenant shall make an appropriate additional payment allocable to the period prior to establishment of the new Basic Rent, to the end that Tenant will be required to pay the new Basic Rent with respect to the entire New Term.

     14.28 TENANT'S RIGHT OF FIRST OFFER. As used herein the term "Offer Space" shall mean certain space on the same floor in the Building as the Premises, all as outlined on Exhibit "H", annexed. Subject to the terms and conditions set forth below, Tenant shall have a right of first offer to add the Offer Space to the Premises; provided, however, that (a) such right shall not be exercisable if this Lease is not then in full force and effect, or if Tenant is then in default in the performance of any of its obligations under this Lease, (b) said right shall not be severed from this Lease nor separately assigned, mortgaged or transferred, (c) said right may not be exercised if any other portion of the Premises is then subject to a sublease, (d) such right shall not be available at any time within twenty-four (24) months of the date of expiration of the Initial Term unless Tenant irrevocably exercises its option to extend the Term for the New Term, either prior to or concurrently with the exercise of its rights under this Section 14.26, and (e) such right shall not be available at any time within twenty-four (24) months of the date of expiration of the New Term. Subject to the foregoing qualifications, at any time when Landlord desires to offer the Offer Space for rental by third parties, Landlord shall notify Tenant (by "Landlord's Notice") of the Basic Rent which Landlord would be willing to accept for the rental of the Offer Space (including a statement as to the method of computing the Operating Expense Base and the Tax Base (collectively, the "Bases") for determination of operating Expense Excess and Tax Excess applicable to the offer Space) for a term equal to the remainder of the Term of this Lease, and assuming that Landlord will deliver possession of the Offer Space in a condition substantially similar to the condition of the Premises immediately following completion of Landlord's Work. Tenant shall have the right to accept Landlord's offer by notice to Landlord not later than 14 days following Tenant's receipt of Landlord's Notice. If Tenant shall accept Landlord's offer, then Landlord shall improve the Offer Space in a manner consistent with Landlord's initial improvements to the Premises, and, from and after the Delivery Date (i.e. the date on which Landlord's improvements are substantially completed and the Offer Space is delivered to

Tenant), this Lease shall automatically be deemed to have been amended in the following respects:

           (i) Except as expressly provided in (iii), below, the Premises shall be deemed to include the Offer Space for all purposes;

           (ii) Basic Rent shall be increased by the Basic Rent specified in Landlord's Notice, and Tenant's Electrical Charge shall be increased by a proportion corresponding to the proportionate increase in the size of the Premises; and

           (iii) If the Bases specified in Landlord's Notice are identical to the Bases specified in Section 1.2, above, then Tenant's Tax and Operating Percentage shall be increased by a proportion corresponding to the proportionate increase in the size of the Premises. If, however, the Bases specified in Landlord's Notice are different from the Bases specified in
     Section 1.2, then Tenant's Tax and Operating Percentage shall be computed separately for the Offer Space, and, thereafter, the computations under Articles V and VI shall be made separately with respect to the Premises originally demised hereunder (using the Bases and Tenant's Tax and Operating Percentage specified in Section 1.2) and the Offer Space (using the Bases specified in Landlord's Offer and Tenant's Tax and Operating Percentage as computed by reference to the Offer Space).

     If, however, Tenant shall not accept Landlord's offer, then (subject to the next succeeding sentence hereof), for a period of nine (9) months following the date of Landlord's Notice, Landlord shall be permitted to enter into a lease concerning the Offer Space with any third party. However, except if a condition exists which would prevent Tenant from exercising its right of first offer (as provided in the first paragraph of this Section), Landlord shall not be permitted to enter into a lease concerning the offer Space for Basic Rent which is less than 90% of the Basic Rent specified in Landlord's Notice unless (i) Landlord first notifies Tenant (by "Landlord's Re-Offer Notice") of the Basic Rent which is then being offered to Landlord in connection with the proposed lease of the Offer Space (including the Bases applicable to the Offer Space under such offer) and (ii) Tenant fails to notify Landlord, within fourteen (14) days after Tenant's receipt of Landlord's Re-Offer Notice, of Tenant's desire to add the Offer Space to the Premises, for the Basic Rent specified in Landlord's Re-Offer Notice. If Tenant shall so notify Landlord prior to the expiration of such fourteen (14) day period, then the Offer Space shall be improved by Landlord as provided above, and, from and after the Delivery Date, Basic Rent payable by Tenant with respect to the Offer Space shall be the Basic Rent specified in Landlord's Re-Offer Notice (equitably adjusted in order to reflect
(x) costs anticipated to be incurred by Landlord in order to reflect the build-out and finish required by the offeror, as compared to the build-out and finish which Landlord is required to provide to Tenant, and (y) Landlord's election (if it shall so elect), for administrative convenience, to use, as the Bases applicable to the Offer Space, the Bases specified in Section 1.2, rather than the Bases specified in Landlord's Re-Offer Notice), and Tenant's Tax and Operating Percentage shall be increased by a proportion corresponding to the proportionate increase in the size of the Premises (or, if the Bases specified in Landlord's Re-Offer Notice are different from the Bases specified in
Section 1.2, and if Landlord elects to apply the Bases specified in Landlord's Re-Offer Notice to the Offer Space following addition of the Offer Space to the Premises, then Tenant's Tax and Operating Percentage shall be computed separately with respect -to the Premises as originally demised hereunder and the Offer Space, and the computations provided in Articles V and VI shall be made separately with respect to the Premises as originally demised hereunder and the Offer Space). (In determining whether Basic Rent then being offered by a third party is such as to require Landlord's Re-Offer Notice, Landlord shall have the right to make equitable adjustments in order to reflect (x) costs anticipated to be incurred by Landlord in order to reflect the build-out and finish required by the offeror, as compared to the build-out and finish which Landlord is required to provide to Tenant, and (y) differences between the Bases included in the proposed agreement between Landlord and the offeror and the Bases specified in Landlord's Notice.)

     Tenant's right of first offer, as provided in this Section 14.28, shall be subordinated to the existing right of first offer in favor of Private Healthcare Systems, Inc. That is, Tenant's right of first offer with respect to the Offer Space shall be exercisable only if Private Healthcare Systems, Inc. fails to exercise its right of first offer with respect to the Offer Space.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:                                      LANDLORD:

Leasecomm Corporation

By: /s/ Peter R. Bleyleben                   /s/ Desmond Taljaard
    -----------------------------            -----------------------------
    Its President                            Desmond Taljaard, Trustee
    Hereunto duly authorized

                                             /s/ Howard Friedman
                                             -----------------------------
                                             Howard Friedman, Trustee

                                             As Trustees as aforesaid, and
                                             not individually



Boyle Leasing Technologies, Inc.


By: /s/ Peter R. Bleyleben
    -----------------------------
    Its President
    Hereunto duly authorized

                                   Exhibit A


                   [Diagram of Level 4 of 950 Winter Street]

                                    EXHIBIT B

                          CORPORATE CENTER OFFICE LEASE
                                       FOR
                      WINTER STREET, WALTHAM, MASSACHUSETTS

                              RULES AND REGULATIONS

     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees, contractors and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building.

     (a) Any sign, lettering, curtain, picture, notice, or advertisement within Tenant's Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

     (b) Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord.

     (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

     (d) Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devises or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

     (e) Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its Lease.

     (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

     (g) Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

     (h) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

     (j) Tenant shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord.

     (k) No person or contractor not employed or approved by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

     (l) Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to:

           (1)   Cook in the Premises.

           (2) Place vending or dispensing machines of any kind in or about the Premises;

           (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

     (m)   Tenant shall not:

           (1) Use the Premises for lodging, manufacturing or for any immoral or illegal purposes.

           (2) Use the Premises to engage in the manufacture or sale of, or permit the use of any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

           (3) Use the Premises to engage in the manufacture or sale of, or permit the use of any illegal drugs on the Premises.

     (n) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene or explosives or firearms (except as may be used in normal security procedures) or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

     (o) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

     (p) If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

     (q) Bicycles shall not be permitted in the Building in other than Landlord-designated locations.

     (r) Tenant shall cooperate and participate in all security programs affecting the Building.

     (s) In any event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

     (t) Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

     (u) Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

     (v) Tenant shall not mark, paint or drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive materials is expressly prohibited.

     (w) Landlord shall have the right to limit or control the number and format of listings on the main Building directory.

     (x) Tenants use of delivery areas, loading areas and freight elevators shall be scheduled in advance with Landlord and shall be subject to the reasonable approval of Landlord.

     (y) Entry and exiting to and from the office Park and use of all roads, driveways and walkways in the office Park shall be subject to such traffic and use rules and regulations as Landlord may promulgate and provide to Tenant from time to time.

                                   EXHIBIT C


                   [Diagram of Floor 1 of 950 Winter Street]

                                    EXHIBIT D

                      BUILDING STANDARD TENANT IMPROVEMENTS

     Landlord shall install, in accordance with Approved Tenant's Plans, the following materials and work (all to building standard unless otherwise expressly stated) in the initial preparation of the premises for Tenant's occupancy.

     I.    DRYWALL

     A. Furnish and install inside layer of GWB at perimeter walls, taped and ready for paint.

     B. Enclose interior columns with GWB satisfactory to meet code and fireproofing classification.

     C. Interior partitioning to the extent of 1 linear foot per 15 s.f. of useable area. Standard partitioning shall consist of 2 1/2" metal studs 16" o.c. with one layer 5/8" GWB each side. Partition will extend from the floor to 6" above the acoustic ceiling.

     D. Demising partitions shall extend from the floor to the underside of the structure above. They will consist of 2 1/2" metal studs 16" o.c. with one layer 5/8" GWB each side. Partitions will be fully insulated to minimize noise transmission. Demising partitions will be furnished by Landlord at common tenant walls.

     II.   DOORS, FRAMES & HARDWARE

     A.    Standard Tenant Entrance unit shall consist of a full height
(3'0" x 8'4"), solid core, 1 3/4" plain sliced red oak door installed in a pressed metal sidelight frame. Each door will receive two (2) pairs of spring loaded hinges, a lever handled mortised lockset and a door stop. Sidelight will be (1'6" x 8'0").

     B. Standard Tenant Interior doors will be installed to the extent of one door unit per every 40 l.f. of allowable interior partitioning. A standard interior door unit shall consist of a solid core, 1 3/4", full height
(3'0" x 8'6") pressed metal frame. Standard hardware shall consist of two pair of hinges, a lever handled passage set and a doorstop. Hardware shall be manufactured by Almet, Sargent, Yale & Towne or equal.

     III.  CEILINGS

     Accoustical ceilings shall be 3/4", 2' x 2' natural fissured tile in a "Fineline" grid or equal, as manufactured by Celotex, Armstrong or equal.

     IV.   FLOORING

     A. Carpet may be selected from a range of Building Standard colors. In the event Tenant wishes to upgrade from the Building Standard, an allowance of $15/s.y. installed, will be applied towards their selection.

     B. 4" vinyl/rubber cove base will be provided on both sides of Tenant's allowable interior partitioning plus all perimeter and core walls.

     V.    PAINTING

     A. All wall surfaces shall receive one finish coat of Zolotone or Plextone paint over one prime coat or equal as Landlord may elect.

     B. Doors will have a natural finish with one (1) coat of polyurethane over one coat of clear primer/sealer.

     C. Door frames shall be finished in a building standard bronzetone with one (1) coat of enamel paint over one coat of primer.

     D. Landlord will provide the above up to the allowable quantities for walls & doors.

     VI.   ELECTRICAL

     A. Lighting shall consist of recessed, fluorescent (2' x 4') fixtures with parabolic lens and return air louvre. Landlord shall provide one such fixture or every 85 s.f. of useable area.

     B. Wall switches of the single pole quiet type shall be provided to the extent of one per every 350 s.f. of useable area.

     C. Duplex receptacles shall be provided to the extent of 1/125 s.f. of useable area. Not more than 10% of the allowed receptacles may be located in the floor.

     D. Landlord will make necessary provisions for telephone outlets to the extent of one outlet for every 200 s.f. of useable area. Nor more than 10% of the allowed telephone boxes may be located in the floor. Installation of wiring and coordination of same is Tenant's responsibility.

     VII. HVAC - The building heating and air conditioning will be provided roof mounted air handling units with individual VAV boxes treating tenant spaces.

     A. Landlord will provide one such VAV box for every 1500 s.f. of useable area complete with thermostatic controls.

     B. Landlord will install all perimeter ductwork and diffusers plus one supply air diffuser for every 450 s.f. of useable area.

     VIII. SPRINKLERS

     A. Landlord will install chrome pendant or recessed sprinkler heads to the extent of one head per 170 s.f. of useable area.

     IX.   PLUMBING

     Wet stacks will be available on the typical office floor containing hot and cold water, waste and vent. Tenant dishwasher, disposal, and sink shall be connected at points set forth in the Approved Tenant's Plan by Landlord at Landlord's expense.

     X.    SUN CONTROL

     Landlord will furnish and install vertical blinds, at all perimeter windows, in color and style selected by Landlord and Landlord's Architect and acceptable to Tenant.

                                    EXHIBIT E

                           BAY COLONY CORPORATE CENTER

                    BUILDING SERVICES/CLEANING SPECIFICATIONS

I.   Premises

     A.    Daily (Monday through Friday, Holidays excluded)

           1) Empty and clean all waste receptacles and ashtrays and remove waste material from the premises.

           2) Sweep and dust mop all uncarpeted areas using a dust treated mop.

           3) Hand dust and wipe clean with treated cloths all furniture, telephones, files, fixtures and window sills as necessary.

           4)   Spot vacuum or sweep all carpeted areas.

           5) Upon completion of cleaning, all lights will be turned off and doors locked leaving the premises in an orderly condition.

     B.    Weekly

           1)   Vacuum all rugs and carpeted areas.

           2)   Remove finger marks from entrance doors and light switches.

           3)   Wipe clean and polish bright metal work as necessary.

     C. Quarterly - All high dusting not reached in daily cleaning to include:

           1) Dusting of all pictures, frames, charts, graphs and similar wall hangings.

           2)   Dusting of all vertical surfaces such as walls, doors and ducts.

           3) Dusting of all exposed pipes, air conditioning louvres and high moldings.

II.  Public Lobbies & Elevators

     A.    Daily (Monday through Friday) Holidays excluded)

           1) All stone, ceramic tile and other unwaxed flooring swept and or damp mopped.

           2)   Vacuum and spot clean all carpeted areas.

           3)   Wash or sweep clean all floor entry mats.

           4)   Empty and clean all ashtrays urns.

           5)   Wash and clean all water fountains and coolers.

           6)   Wipe clean all metal work and glass as required.

           7) Clean elevators, wash or vacuum floors and wipe clean all metal, glass and/or wood.

           8)   Check and clean all building stairwells as required.

     B.    Monthly

           1)   Wax and or spray buff all non-carpeted flooring areas.

           2)   Dust and clean all lobby walls and ventilating louvres.

                                    EXHIBIT F

                               DESCRIPTION OF LAND

     All that certain tract, piece or parcel of land situate in the City of Waltham, County of Middlesex, Commonwealth of Massachusetts, more particularly described as follows:

     Lot 1 as shown on Plan 41218-B on file with the Engineer's Office of the Middlesex South Registry District of the Land Court.

                                    EXHIBIT G

                           DESCRIPTION OF OFFICE PARK

     All those certain tracts, pieces or parcels of land situate in the City of Waltham, County of Middlesex, Commonwealth of Massachusetts, more particularly described as follows:

     Lots 1, 2, 3 and 4 as shown on Plan 41218-B on file with the Engineer's office of the Middlesex South Registry District of the Land Court.

                                   EXHIBIT H



                   [Diagram of Level 4 of 950 Winter Street]

                            SECOND AMENDMENT TO LEASE

     Reference is made to the following facts, documents and definitions:

     A. Landlord - Desmond Taljaard and Howard Friedman, Trustees of London & Leeds NDAI Bay Colony I Realty Trust.

     B. Tenant - Leasecomm Corporation and Boyle Leasing Technologies, Inc.

     C. Lease - That certain Lease, dated as of April 14, 1994, by and between Landlord as Landlord and Tenant as Tenant. Capitalized terms which are used herein but which are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

     D. New Premises - Certain premises on the fourth floor of the Building, as more fully shown on Exhibit A, annexed. The New Premises contain 4,617 rentable square are feet.

     E. Landlord's Work - See Paragraph 1, below.

     F. Effective Date - The earlier to occur of (a) that date on which the New Premises are ready for occupancy as provided in subparagraph 1.B, below and (b) that date on which Tenant commences occupancy of the New Premises for the Permitted Uses.

     G. Landlord and Tenant wish to memorialize the agreement which has been reached concerning the addition of the New Premises to the Premises originally demised pursuant to the Lease.

     Now therefore, for one ($1.00) dollar and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Landlord and Tenant hereby agree that the Lease shall be (and it hereby is) amended in the following respects:

1.   A.    TENANT'S PLANS. As used herein, "Tenant's Floor Plans" shall mean the plans for the New Premises specified on Exhibit B, annexed; "Tenant's Plans" shall mean architectural plans and working drawings for the preparation of the New Premises, based upon Tenant's Floor Plans and incorporating the Building Standard Tenant Improvements specified on Exhibit C, annexed; and "Landlord's Work" shall mean the work shown on Tenant's Plans. Following the execution of this Amendment to Lease, Landlord shall, at its sole cost and expense, prepare Tenant's Plans. Within five (5) business days after Tenant's receipt of Tenant's Plans, Tenant shall either approve Tenant's Plans or notify Landlord of any respect(s) in which Tenant requests that Tenant's Plans be modified. (Tenant's failure to respond prior to the expiration of such five (5) business day period shall be deemed to constitute approval of Tenant's Plans as submitted by Landlord.) Promptly following Tenant's approval of Tenant's Plans (which approval shall not be unreasonably withheld or delayed), Landlord shall, at its sole cost and expense (but subject to the provisions of subparagraph D, below) , undertake Landlord's Work.

     B.    LANDLORDS AND TENANT'S WORK; DELAYS.

     (a) The New Premises shall be deemed ready for occupancy when (i) the work described in Tenant's Plans, together with the common facilities for access and services to the New Premises, has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the New Premises (i.e. so-called "punch list items"), and (ii) Tenant has received Landlord's certificate of the completion of the New Premises in accordance with clause (i) of this sentence, along with a Certificate of occupancy, issued by the appropriate governmental authority, confirming that the New Premises may lawfully be used for the uses intended under the Lease. Landlord shall complete as soon as conditions practicably permit all items of work excepted by said clause
     (i) and Tenant shall not use the New Premises in such manner as will unreasonably interfere with such completion.

     Landlord shall permit Tenant access for installing furnishings in portions of the New Premises when it can be done without material interference with remaining work. In connection with such access, Tenant covenants (i) to cease promptly upon request by Landlord any activity or work during any period which, in Landlord's judgment, shall interfere with or delay Landlord's prosecution or completion of Landlord's Work at the earliest possible date, (ii) that Tenant shall comply promptly with all procedures and regulations prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work in the New Premises or the Building, (iii) that such access shall be at the sole risk of Tenant and shall be deemed to be a license, (iv) that Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from, or claimed to arise from or out of the performance of any work by or on behalf of Tenant in the Building or the New Premises, or which may arise by reason of any matter collateral thereto, and from and against any and all claims arising from, or claimed to arise from, any negligence, act or failure to act of Tenant, its contractors, decorators, servants, agents or employees or for any other reason whatsoever arising out of Tenant's access to or being in the New Premises or in connection with Tenant's work, (v) that Tenant shall not employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the New Premises, if the use of such contractor, mechanic or laborer would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers employed by Tenant, Landlord or others, or would in any way disturb, interfere with or delay any work being performed by Landlord or any other tenant or their respective contractors, and (vi) to pay any loss or additional expense caused to Landlord by any delay in the completion of Landlord's Work resulting from Tenant's access and Tenant's work. Such access by Tenant shall be deemed to be pursuant to all the provisions of the Lease and Tenant shall comply therewith, except that the obligation to pay rent shall not commence until the Effective Date. No material or equipment shall be incorporated in the New Premises in connection with the making of such installations which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever, or subject to any conditional sale or other similar or dissimilar title retention agreement. If Tenant fails to comply with any of the foregoing obligations, then, in addition to all other rights and remedies hereunder, Landlord may by notice to Tenant require Tenant to cease the performance of such activity and Tenant's work until Landlord's Work has been completed.

     (b) Tenant agrees that if the New Premises would have been ready for occupancy at an earlier date but for Tenant's Delay (as hereinafter defined), then at Landlord's option, for the purposes of determining the Effective Date, the New Premises shall be deemed to have been ready for occupancy on the date on which the New Premises would have been ready for occupancy if such delay(s) had not occurred. As used herein, the term "Tenant's Delay" means any delay in the completion of Landlord's Work resulting solely and directly from the occurrence of any of the following:

           (i) Tenant's request for changes in Tenant's Plans subsequent to the original approval of Tenant's Plans;

           (ii) Tenant's failure to approve Tenant's Plans and authorize Landlord to proceed within the time required in subparagraph A, above;

           (iii) Tenant's request for materials, finishes or installations other than Building Standard Tenant Improvements;

           (iv) The performance or delay by a person, firm or corporation employed by Tenant and/or the completion or delay of the work of said person, firm or corporation;

           (v) Any change by Tenant in any air conditioning requirement, or in any information furnished by Tenant;

           (vi) The fact that work other than Building Standard Tenant Improvements requires lead time to obtain particular materials or parts or additional time to perform in excess of the time required for the corresponding Building Standard Tenant Improvements;

           (vii) Installation of Tenant's telephone and/or communications systems;

           (viii) Any direction by Tenant that Landlord delay in proceeding with a segment of Landlord's Work in anticipation of a possible change or for any other reason;

           (ix) Any delay by Tenant in delivering the estimated Tenant's Immediate Contribution, as provided in subparagraph D, below, if (but only if) the estimated Tenant's Immediate Contribution exceeds $25,000; or

           (x) Any other act or omission of Tenant, its agents, employees, contractors or subcontractors.

     (c) Landlord agrees to use reasonable diligence to cause the New Premises to be ready for occupancy on or before January 1, 1995 (the "Anticipated Delivery Date"). However, except as expressly set forth in the remainder of this subparagraph (c), Landlord shall not be subject to any liability for failure to give possession on said date, nor shall such failure affect the validity of this Amendment to Lease. If the Effective Date has not occurred within thirty (30) days following the Anticipated Delivery Date, then, as Tenant's sole remedy on account thereof, Tenant shall receive a rent credit (commencing on the Effective Date) equal to the product of $309.90 (i.e. the daily increase in Basic Rent resulting from the addition of the New Premises to the Premises) multiplied by the number of days in the period beginning on the 31st day following the Anticipated Delivery Date and ending on the day immediately preceding the Effective Date (inclusive).

     (d) All of Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall, at Landlord's option, be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. If Landlord shall require that Tenant retain Landlord's contractor, Landlord's contractor shall provide its services at costs reasonably comparable to the charges imposed by other reputable contractors in the Metropolitan Boston area; and Landlord shall provide supervisory services (for which Tenant shall pay to Landlord a reasonable supervisory fee, except that Landlord shall not be entitled to receive a supervisory fee in connection with Landlord's initial improvements to the New Premises, as provided in subparagraph A, above). If Landlord shall not require that Tenant retain Landlord's contractor, Landlord shall not unreasonably withhold or delay its approval of contractors and workmen chosen by Tenant. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all of its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the New Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the New Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord, to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and materials. Upon completion of any work done on the New Premises by Tenant, its agents, employees or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialman, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     C. WORKMANSHIP AND APPROVAL. The work required of Landlord pursuant to this Paragraph 1 shall be deemed approved by Tenant except for items specified in a written notice delivered to Landlord on or before the Defect Notice Date. As used herein, the "Defect Notice Date" shall mean: (i) with respect to cosmetic damage to the New Premises (e.g. broken windows, scratches on walls and floors and the like) - the date on which Tenant commences occupancy of the New Premises (or, if earlier, the Effective
     Date); (ii) with respect to defective conditions which could reasonably have been discovered through a careful visual inspection of the New Premises, but which do not constitute cosmetic damage (e.g. missing hardware, uncompleted items and the like) - that day which is fourteen (14) days following the Effective Date; and (iii) with respect to defective conditions which could not reasonably be discovered through a careful visual inspection of the New Premises (i.e. "latent defects") - that day which is three (3) months following the Effective Date.

     D. CONTRIBUTIONS TO LANDLORD' S WORK. As used herein the following terms shall have the following meanings:

     (a) Landlord's Construction Costs - All out-of-pocket costs and expenses incurred by Landlord in connection with the prosecution of Landlord's Work, including, without limitation, all "hard costs", contractors' fees, permit fees, insurance premiums and the like.

     (b) Landlord's Contribution - The product of $7.00 and the number of rentable square feet contained in the New Premises.

     (c) Landlord's Loan - The smaller of (i) the product of $5.00 and the number of rentable square feet contained in the New Premises and (ii) the excess of Landlord's Construction Costs over Landlord's Contribution.

     (d) Tenant's Immediate Contribution - The amount (if any) by which Landlord's Construction Costs exceed the sum of Landlord's Contribution and Landlord's Loan.

     Incident to the submission of proposed Tenant's Plans (and any modification thereof), Landlord shall submit to Tenant a statement of the estimated Landlord's Construction Costs. Such estimate shall be used to determine whether it is expected that any Tenant's Immediate Contribution will be required. If it is estimated that a Tenant's Immediate Contribution will be required, then the estimated amount of Tenant's Immediate Contribution shall be paid by Tenant to Landlord concurrently with Tenant's approval of Tenant's Plans and its authorization to Landlord to proceed with Landlord's Work. Such payment shall be used by Landlord to satisfy Landlord's Construction Costs if (and to the extent that) Landlord's Construction Costs actually exceed the product of $12.00 and the number of rentable square feet contained in the New Premises. If, during the course of

     Landlord's Work, Tenant shall request a change in Tenant's Plans, Landlord shall notify Tenant of Landlord's good faith estimate of the anticipated increase (if any) in Landlord's Construction Costs, Landlord's Loan and Tenant's Immediate Contribution (all as defined above) resulting from such change. (The increase in Landlord's Construction Costs resulting from such change shall be comprised of the actual increase in out-of pocket costs and expenses incurred by Landlord as a result of such change, plus an additional charge of five (5%) percent of such increased out-of-pocket costs and expenses, serving as reimbursement to Landlord for additional administrative costs and supervisory fees arising on account of such change.) If Tenant shall thereafter authorize such change, then, incident to the delivery of such authorization, Tenant shall deliver to Landlord a payment in the amount of the anticipated increase in Tenant's Immediate Contribution.

     At such time as Landlord's Work has been completed, a final determination of the total Landlord's Construction Costs, Landlord's Loan and Tenant's Immediate Contribution shall be made. An appropriate adjustment (by additional payment or reimbursement) shall be made to correct for any difference between the actual Tenant's Immediate Contribution and all payments on account of Tenant's Immediate Contribution previously received by Landlord. Landlord shall then determine the monthly payment which would be required under a fully amortizing direct reduction loan (i.e. a loan having equal monthly payments allocable first to interest and then to principal) having an initial principal amount equal to Landlord's Loan, a term equal to the number of full calendar months then remaining in the Initial Term (starting with the first full calendar month which begins, at least 15 days following Landlord's notice to Tenant of its determination) and a fixed interest rate of 9% per annum. Commencing with the first day of the first full calendar month beginning at least 15 days following Landlord's notice of the determination provided in the immediately preceding sentence (and thereafter on the first day of each succeeding calendar month during the Initial Term), Tenant shall pay to Landlord, as additional rent under the Lease, the monthly payment so determined. Tenant's monthly payment on account of Landlord's Loan shall not be reduced or abated, notwithstanding any reduction or abatement of Tenant's other rental obligations under the Lease. Furthermore, if, for any reason, the Lease is terminated prior to the expiration of the Initial Term, then, not later than such termination date, Tenant shall pay to Landlord the entire unamortized amount of Landlord's Loan, along with any accrued but unpaid interest thereon.

2. From and after the Effective Date, the Premises shall be deemed to consist of both the Premises as heretofore demised pursuant to the Lease and the New Premises. Accordingly, from and after the Effective Date, the Lease shall be deemed to have been amended in the following respects:

           (a) "Size of Space" and "Tenant's Rentable Area" shall mean 21,656 square feet.

           (b)  "Tenant's Tax and Operating Percentage" shall mean 7.923%.

           (c) Basic Rent shall be the sum of (x) Basic Rent as originally specified in the Lease and (y) $113,116.50 per annum. Accordingly, the Basic Rent heretofore specified in the Lease shall be increased by $9426.38 per month.

           (d) Tenant's Electrical Charge shall be $18,407.60 per annum. Tenant's Electrical Charge consists of the sum of (x) $14,483.15 previously payable under the Lease and (y) $3,924.45 per annum payable as a result of the inclusion of the New Premises in the Premises.

If Tenant exercises its option to extend the Term for the New Term (as provided in Section 14.27 of the Lease), then the fair market rental value of the Premises shall be determined by reference to the entire Premises, including the New Premises.

3. As used herein, the term "New Offer Space" shall mean certain space in the Building, all as outlined on Exhibit "H-1", annexed. Tenant shall have a right of first offer to add the New Offer Space to the Premises. Such right of first offer shall be upon all of the terms and conditions set forth in
     Section 14.28 of the Lease, which terms and conditions are incorporated herein by this reference as if fully set forth herein.

4. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Amendment to Lease other than Fallon, Hines & O'Connor and RSI, Inc. (collectively, the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the Broker.

5. Except as expressly set forth herein, the Lease shall be and remain in full force and effect, in accordance with its terms.

     Executed under seal, as of the day of the 18th day of November 1994.

                                            /s/ Desmond Taljaard
                                            --------------------------------
                                            Desmond Taljaard, Trustee


                                            /s/ Howard Friedman
                                            --------------------------------
                                            Howard Friedman, Trustee

                                            As Trustees as aforesaid and not
                                            individually

                                            LEASECOMM CORPORATION

                                            By: /s/ Peter R. Bleyleben
                                            --------------------------------
                                            Its President
                                            Hereunto duly authorized


                                            BOYLE LEASING TECHNOLOGIES, INC.

                                            By: /s/ Peter R. Bleyleben
                                            --------------------------------
                                            Its President
                                            Hereunto duly authorized

                                    EXHIBIT


                       [Floor plan of 950 Winter Street]

                                   EXHIBIT H



                   [Diagram of Level 4 of 950 Winter Street]

                            THIRD AMENDMENT TO LEASE

     REFERENCE is made to the following facts, documents and definitions:

     A. Original Landlord - Desmond Taljaard and Howard Friedman, Trustees of London & Leeds NDAI Bay Colony I Realty Trust.

     B. Tenant - Leasecomm Corporation and Boyle Leasing Technologies, Inc., collectively.

     C. Lease - That certain Lease, dated as of April 14, 1994, by and between Original Landlord as Landlord and Tenant as Tenant, as heretofore amended by various documents, including, without limitation, (i) that certain Amendment to Lease, dated as of November 18, 1994, and (ii) that certain Second Amendment to Lease, dated as of February 28, 1995. Capitalized terms which are used herein but which are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

     D. Landlord - Shorenstein Management, Inc., as Trustee for SRI Two Realty Trust. Landlord is the current holder of Original Landlord's interest under the Lease.

     E. Original Premises - The premises which are currently demised to Tenant pursuant to the Lease.

     F. New Premises - The premises shown on Exhibit A-1, annexed, containing 13,195 rentable square feet. (Tenant expressly acknowledges that it has had a full opportunity to measure both the New Premises and the Building, and that the rentable area of the New Premises shall remain 13,195 square feet notwithstanding any subsequent measurement by Tenant.)

     G. Effective Date - The earliest to occur of (x) the date on which the Work is substantially completed, (y) 52 days following the date on which Landlord delivers possession of the Premises to Tenant and (z) the date on which Tenant commences occupancy of the New Premises for the Permitted Uses. At such time as the Effective Date has occurred, Landlord and Tenant shall enter into a written instrument, confirming the exact date of the Commencement Date.

     H.   Rent Commencement Date The 31st day following the Effective Date.

     I. Landlord and Tenant wish to memorialize the agreement which has been reached concerning various amendments to the Lease.

     NOW, THEREFORE, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Landlord and Tenant hereby agree that the Lease shall be (and it hereby is) amended in the following respects:

1. "Landlord" shall mean Shorenstein Management, Inc., as Trustee for SRI Two Realty Trust.

2.   "Landlord's Address" shall mean:

          c/o The Shorenstein Company
          200 Park Avenue
          New York, NY 10166

          Copies to: The Shorenstein Company
          555 California Street, 49th Floor
          San Francisco, CA 94104
          Attention: Legal Department

3.   "Landlord's Representative" shall mean:

          William S. Elder
          c/o The Shorenstein Company
          200 Park Avenue
          New York, New York 10166

4.   "Landlord's Construction Representative" shall mean Richard Coleman.

5.   "Tenant' s Construction Representative" shall mean Toozie Fuller.

6.   A.   As used herein, "Tenant's Plans" shall mean architectural plans and working drawings for the preparation of the New Premises, incorporating materials and improvements of quality and amount at least equal to Landlord's Building Standard Tenant Improvements; and the "Work" shall mean the work shown on Tenant's Plans. Following the execution of this Third Amendment to Lease, Tenant shall prepare Tenant's Plans. Tenant shall then submit the proposed Tenant's Plans for approval by Landlord, by delivering a copy of the proposed Tenant's Plans to (x) The Shorenstein Company, 1000 Winter Street, Waltham, MA 02154, Attn: Building Manager, and (y) The Shorenstein Company, 200 Park Avenue, New York, NY 10166, Attn: Richard Coleman. Landlord agrees that (i) Landlord will act diligently to attempt to comment upon or approve the proposed Tenant's Plans within five (5) business days following the date on which both addressees have received the proposed Tenant's Plans and (ii) in any event, Landlord's approval of Tenant's Plans shall not be unreasonably withheld or delayed.

     Promptly following Landlord's approval of Tenant's Plans, Tenant shall retain a general contractor approved by Landlord to perform the Work (Landlord agreeing hereby that such approval shall not be unreasonably withheld or delayed; and Landlord further agreeing hereby that approval shall automatically be deemed to have been given with respect to the following general contractors: (i) J.J. Accaro,
     (ii) Lee Kennedy & Company, (iii) Heritage Builders and (iv) Payton Construction Company).

     Any material modification of Tenant's Plans (and any change of the general contractor retained by Tenant) during the course of the Work shall be subject to Landlord's approval, which approval process shall be governed by the foregoing provisions of this subparagraph A.

     B. Promptly following the execution of this Third Amendment to Lease, Landlord shall deliver the New Premises to Tenant, the New Premises to be then broom clean and free of furniture and other personal property. Except as expressly provided in the immediately preceding sentence, Tenant shall accept possession of the New Premises in a totally "as-is" condition, and Landlord shall have no obligation to alter, renovate or improve the New Premises in any respect. Tenant covenants (i) that Tenant shall comply promptly with all procedures and regulations prescribed by Landlord from time to time for coordinating the Work with any other activity or work in the Building, (ii) that Tenant's occupancy of the New Premises shall be at the sole risk of Tenant, (iii) that Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from, or claimed to arise from or out of, the performance of the Work by or on behalf of Tenant, or which may arise by reason of any matter collateral thereto, and from and against any and all claims arising from, or claimed to arise from, any negligence, act or failure to act of Tenant, its contractors, decorators servants, agents or employees or for any other reason whatsoever arising out of Tenant's access to or being in the New Premises or in connection with the Work, and (iv) that Tenant shall not employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the New Premises, if the use of such contractor, mechanic or laborer would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers employed by Tenant, Landlord or others, or would in any way disturb, interfere with or delay any work being performed by Landlord or any other tenant or their respective contractors. No material or equipment shall be incorporated in the New Premises which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever, or subject to any conditional sale or other similar or dissimilar title retention agreement. If Tenant fails to comply with any of the foregoing obligations, then, in addition to all other rights and remedies under the Lease, Landlord may by notice to Tenant require Tenant to cease the performance of such activity and the Work until the offending condition has been remedied.

     Before the Work is started, Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all of its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance " in statutory amounts covering all of the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than, with respect to public liability insurance, the amount specified in Section 1.2 of the Lease (all such insurance to be written in companies approved by Landlord and insuring Landlord and I Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Subject to the provisions of Paragraph 7, below, Tenant agrees to pay promptly when due the entire cost of any work done on the New Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the New Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord, to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and materials. Upon completion of any work done on the Premises by Tenant, its agents, employees or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialman, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

     C. All construction work required or permitted by this Third Amendment to Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, regulations and orders of governmental authority and insurers of the Property. Each party may (but shall have no responsibility to) inspect the work of the other at reasonable times (and without causing interference with on-going construction activities) and shall promptly give notice of observed defects. Each party authorizes the other to rely, in connection with design and construction, upon approval and other actions on the party's behalf by the Construction Representative of the party, or any person named in substitution or addition by notice to the party relying.

7. As used herein, the "Cost of Construction" shall mean all costs and expenses incurred in connection with demolition of existing improvements in the New Premises and performance of the Work, including, without limitation, insurance costs, permit fees, payments to contractors, payments to architects and other design professionals (including, without limitation, payments for the preparation of Tenant's Plans) and all other "hard" and "soft" costs (Landlord expressly agreeing hereby that no supervisory fee shall be charged by Landlord in connection with the performance of the Work); and "Landlord's Construction Contribution" shall mean the smaller of (i) the Cost of Construction and
     (ii) $131,000.00.

     At such time as the Work has been completed, Tenant shall submit to Landlord paid bills, invoices and the like, reflecting the Cost of Construction. Within 21 days following Landlord's receipt of such materials, Landlord shall pay to Tenant Landlord's Construction Contribution. (However, (x) any payment previously made by Landlord to any third party for any cost included in the Cost of Construction shall be credited toward satisfaction of Landlord's Construction Contribution, and
     (y) at Landlord's option, such payment to Tenant shall be effected by application toward satisfaction of any monetary obligation of Tenant which is then due but unpaid.)

8. From and after the date on which the New Premises are delivered to Tenant, the New Premises (and, Tenant's use and occupancy thereof) shall be governed by the provisions of the Lease; and, accordingly, from and after such date, the Premises shall be deemed to consist of the Original Premises and the New Premises. However, until the Effective Date, Tenant's obligations on account of Basic Rent and Escalation Charges shall be only those obligations arising with respect to the original Premises (as heretofore provided in the Lease).

9. From and after the Effective Date, Tenant's obligations on account of Basic Rent and Escalation Charges shall consist of the sum of (i) the obligations arising with respect to the Original Premises, plus (ii) the obligations arising under the Lease with respect to the New Premises. Tenant's obligations arising with respect to the New Premises shall consist of the following:

     (a) For the period beginning on the Effective Date and ending on the day immediately preceding the Rent Commencement Date, Basic Rent arising in connection with the New Premises shall be $00.00.

     (b) For the period beginning on the Rent Commencement Date and ending on June 30, 1997, Basic Rent arising in connection with the New Premises shall be $323,277.50 per annum (i.e., $26,939.79 per month, and proportionately at such rate for any partial calendar month).

     (c) For the period beginning on July 1, 1997 and ending on June 30, 1998, Basic Rent arising in connection with the New Premises shall be $329,875.00 per annum (i.e., $27,489.58 per month).

     (d) For the period beginning on July 1, 1998 and ending on the current date of expiration of the Term, Basic Rent arising in connection with the New Premises shall be $343,070.00 per annum (i.e., $28,589.17 per month).

     (e) For the purpose of determining the Tax Excess and the Operating Expense Excess arising in connection with the New Premises, Tenant's Tax and Operating Expense Percentage (determined in the manner provided in the Lease) shall be deemed to be 4.80%, the Operating Expense Base shall be deemed to be Operating Expenses incurred on account of the calendar 1996 Operating Year and the Tax Base shall be deemed to be Taxes incurred on account of the July 1, 1995 - June 30, 1996 fiscal tax year.

     (f) Tenant's Electrical Charge arising in connection with the New Premises shall be $11,215.75 per annum.

10.  (Intentionally Omitted]

11. Tenant shall not use any portion of the Premises for the use, generation, treatment, storage or disposal of "oil", "hazardous material", "hazardous wastes", or "hazardous substances" (collectively, the "Materials"), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conversation and Recovery Act of 1976, 42 U.S.C. Section 9601 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations (now or hereafter in effect), including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the "Superfund and Hazardous Waste Laws"), without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and
     (ii) in compliance with any terms and conditions stated in said prior written approvals by Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence 6 Materials in or about the Premises or any other portion of the Property. In the event of any release of Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or its agents, representatives or those claiming under Tenant, as defined in the Superfund and Hazardous Waste Laws, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify, defend and hold Landlord harmless from and against all loss, costs, liability and damage, including attorneys' fees and the cost of litigation, arising from the presence or release of any Materials caused by Tenant or its agents, representatives or those claiming under Tenant in or on the Premises or any other portion of the Property, or upon adjacent lands. With respect to any release of Materials brought (or caused to be brought) upon the Premises by Tenant, such release shall automatically be deemed to have been caused by Tenant ' unless such release resulted from the negligence or other tortuous conduct of Landlord.

12. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Third Amendment to Lease other than Fallon Hines & O'Connor and Shorenstein Management, Inc. (collectively, the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim; provided, however, that Landlord shall be solely responsible for the payment of any brokerage commissions which may be payable to the Broker as a result of the execution of this Third Amendment to Lease.

13. Except as expressly set forth herein, the Lease shall be and remain in full force and effect, in accordance with its terms.

EXECUTED UNDER SEAL, as of April 17, 1996.


                                           SHORENSTIEN MANAGEMENT, INC., as
                                           Trustee for SRI Two Realty Trust

                                           By: /s/ Glenn Shannon
                                           --------------------------------
                                           Glenn Shannon
                                           Its Executive Vice President
                                           Hereunto duly authorized


                                           LEASECOMM CORPORATION

                                           By: /s/ Peter R. Bleyleben
                                           --------------------------------
                                           Its President
                                           Hereunto duly authorized


                                           BOYLE LEASING TECHNOLOGIES, INC.

                                           By: /s/ Peter R. Bleyleben
                                           --------------------------------
                                           Its President
                                           Hereunto duly authorized

                                  EXHIBIT A-1


            [Diagram of Floor plan of 950 Winter Street Building #1]